Exhibit 10.17

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT is made as of the 1st day of May, 2014 (“Effective Date”) between TC Loan Service, LLC., a Delaware LLC (“Sublessor”) and Elevate Credit Service, LLC., a Delaware LLC (“Sublessee”).

Recitals

A. WHEREAS, Sublessor is the tenant of premises located at Spectrum Center 5080 Spectrum Drive Addison, Texas (“Leased Premises”) more particularly described that certain master lease, most recently amended on January 31, 2013, between Granite Properties COP-Spectrum Center LLC (“Landlord”), as landlord, and Sublessor, as tenant (such lease, all exhibits thereto, and any amendments or addendums thereto (as amended, “Prime Lease”) are annexed hereto as Schedule A and made a part hereof).

B. WHEREAS, this Sublease is being negotiated and executed by Sublessor and Sublessee pursuant to that certain Distribution Agreement between Sublessor and Sublessee, dated as of May 1, 2014 (the “Distribution Agreement”).

C. WHEREAS, Sublessee desires to sublet certain portions of the Leased Premises from Sublessor and Sublessor is willing to sublet the Subleased Premises for the term and upon the other conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

Agreement

1. Defined Terms.

a. The “Subleased Premises” means such portions of the Leased Premises being particularly identified on Schedule B, which the parties agree, for the purposes of this Sublease and any square footage calculations pursuant hereto, is approximately 7,489 square feet of office and approximately one percent (1%) of common space (building rentable area is 598,250 square feet).

b. Any term not defined but capitalized herein shall have the meanings ascribed to it in the Prime Lease.

2. Sublease of Subleased Premises.

a. Sublessor hereby grants to Sublessee, and Sublessee hereby accepts from Sublessor, subject to the covenants, agreements, terms, provisions and conditions of the Prime Lease and of this Sublease, a sublease to the Subleased Premises, together with all the rights and privileges appurtenant thereto, in its present “AS IS”, “WHERE IS” condition and for the term of this Sublease.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

b. Sublessee’s occupancy of the Subleased Premises will commence on May 1, 2014.

c. At the termination of this Sublease, Sublessee shall return the Subleased Premises to Sublessor broom-clean, in as good repair and condition as on the Effective Date, reasonable wear and tear excepted.

3. Use and Lawful Occupancy. The Subleased Premises shall be used only for Sublessee’s office and for no other purpose, but subject in all events to the terms of the Prime Lease and applicable zoning laws. Sublessee shall be solely responsible for and comply with all laws relating to the use and occupancy of the Subleased Premises.

4. Term and Termination.

a. Subject to Section 4(b), the “Term” of this Sublease shall commence on the Effective Date and end on August 31, 2018.

b. This Sublease shall terminate on the first to occur of the following: (i) one (1) calendar day before the expiration of the term of the Prime Lease; (ii) the date upon which the Prime Lease is terminated as a result of any provisions of the Prime Lease; and (iii) the date upon which Sublessee’s right to occupancy of the Subleased Premises is terminated pursuant to this Sublease or as provided by law.

5. Sublessee’s Payment Obligations.

a. Rent. Sublessee covenants and agrees to pay to Sublessor, on a monthly basis, an amount equal to [****] per month including any applicable sales taxes (“Base Rent”) commencing as of the Effective Date.

b. Common Area Operating Expenses. In addition to Base Rent, Sublessee covenants and agrees to pay to Sublessor, on a monthly basis, fifty percent (50%) of the second floor Common Area Operating Expenses allocated by Landlord to Sublessor (total 14,977 square feet of rented space). As used herein, Base Rent together with Sublessee’s percentage of the Common Area Operating Expenses, collectively, “Rent”).

c. Holdover. If Sublessee fails to surrender the Subleased Premises or any portion thereof at the expiration or earlier termination of the Term, then it will be conclusively presumed that the value to Sublessee of remaining in possession, and the loss that will be suffered by Sublessor as a result thereof, far exceed the Rent and additional rent that would have been payable had the Term continued during such holdover period. Therefore, if Sublessee (or anyone claiming through Sublessee) does not immediately surrender the Subleased Premises or any portion thereof upon the expiration or earlier termination of the Term, then the rent payable by Sublessee shall be increased to two (2) times then-applicable base rent for the Subleased Premises as set forth in the Prime Lease. Such rent shall be computed by Sublessor and paid by Sublessee on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Subleased Premises have been vacated. Notwithstanding any other provision of this Sublease, Sublessor’s acceptance of such rent shall not in any manner adversely affect Sublessor’s other rights and remedies, including

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Sublessor’s right to evict Sublessee and to recover all damages. Any such holdover shall be deemed to be a tenancy at sufferance and not a tenancy at will or tenancy from month to month. In no event shall any holdover be deemed a permitted extension or renewal of the Term, and nothing contained herein shall be construed to constitute Sublessor’s consent to any holdover or to give Sublessee any right with respect thereto.

d. Cleaning. The Subleased Premises shall be cleaned in accordance with the standards set forth in the Prime Lease and included in the monthly Rent.

e. Time of Payment. All money required to be paid by Sublessee under this Sublease (other than pursuant to Section 6) shall be paid on or before the first (1st) day of each calendar month during the term of this Sublease and shall be paid to Sublessor without notice or demand and in lawful money of the United States, without abatement, deduction or setoff at the offices of Sublessor set forth in Section 14 or such other place as Sublessor may specify. Delays in such payment beyond the fifth (5th) calendar day of month will result in the amounts due accruing interest each month at a per annum rate equal to the Default Rate in the Prime Lease.

6. Additional Services. Sublessee acknowledges that it shall have access to and the use of the kitchen of Sublessor.

7. Alterations and Lobby Sign. Sublessee shall not make any installations, alterations, or additions to the Subleased Premises without the prior written consent of Sublessor, and then only pursuant to plans and specifications approved by Sublessor in advance in each instance including, without limitation, the installation of signs or physical alternation to the Subleased Premises. Notwithstanding the above, Sublessee shall have the right to hang a reasonable amount of pictures and other furnishings on the walls of the Subleased Premises by the use of nails, etc. In addition, Sublessee shall have the right to install signs (approved by Sublessor in its reasonable discretion) on the doors of the Subleased Premises containing the name and/or logo of Sublessee.

8. Ingress. Sublessee shall have direct access to the Subleased Premises twenty-four (24) hours per day, seven days per week.

9. Incorporation of Prime Lease. Except for sections inconsistent with the agreements and understandings expressed in this Sublease or applicable only to Landlord and Sublessor as the original parties to the Prime Lease, the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated herein by reference as the same relate only to the Subleased Premises, on the following understandings:

a. In any case where Landlord reserves rights and remedies pursuant to the Prime Lease, said rights and remedies shall inure to the benefit of Sublessor as well as to Landlord;

b. With respect to work, services, repairs, repainting and restoration, or the performance of other obligations required of Landlord under the Prime Lease, Sublessor’s obligation with respect thereto shall be to request the same of Landlord upon request in writing by Sublessee and to use reasonable diligence to obtain the same from Landlord;

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

c. In any instance where the consent of Landlord is required to any act or omission, Sublessor shall not be required to give such consent unless and until Landlord also has given its consent in writing; and

d. Sublessee shall perform and comply with the terms, provisions, covenants and conditions of the Prime Lease to the extent applicable to the Subleased Premises and this Sublease, and Sublessee shall not do or suffer to permit anything to be done that would result in a default under or cause the Prime Lease to be terminated or forfeited, including, but not limited to, the Applicable Requirements.

10. Assignment and Sublease. Sublessee may not assign or further sublet all or any part of the Subleased Premises without the prior written consent of Sublessor and in compliance with the Prime Lease. The Subleased Premises may not be encumbered in any manner by reason of any act or omission on the part of Sublessee or be sublet or offered or advertised for subletting except as provided herein. Sublessee and any permitted assignee of Sublessee shall remain jointly and severally liable for performance of all obligations of Sublessee under this Sublease.

11. Confidentiality. If during the term of this Sublease, one party and/or one of its affiliates (collectively, the “Recipient”) acquires from the other party and/or one of its affiliates (collectively, the “Disclosing Party”) information that includes, in whole or in part, Confidential Information (as defined below), the parties recognize and acknowledge that (a) all such Confidential Information is the property of the Disclosing Party (and in some cases the property of former, current or prospective clients, customers, or accounts or investors of the Disclosing Party); (b) the use, misappropriation, or disclosure of the Confidential Information would constitute a breach of trust, privacy obligations, and privilege, and could cause irreparable injury to the Disclosing Party; and (c) it is essential to the protection of the Disclosing Party’s goodwill and to the maintenance of the Disclosing Party’s competitive position and privilege that the Confidential Information be kept confidential and that the Recipient not disclose and take reasonable steps to protect the confidentiality of the Confidential Information and not use the Confidential Information to the Recipient’s own advantage or the advantage of persons or entities (other than the Disclosing Party). The parties understand that “Confidential Information” means any proprietary information, financial data, technical data, client information, employment data, know-how, or any other business information disclosed by one party, or otherwise known to the other party, whether directly or indirectly, in writing or orally. The parties understand that Confidential Information does not include any information that (y) has become publicly known or been made generally available to the public through no wrongful act of the other party; or (z) has been disclosed with the Disclosing Party’s prior written consent.

12. Default. If Sublessee (i) shall fail to pay Rent, or any other payments, charges, or monies in accordance with the provisions of this Sublease and such default shall continue after notice for a period of three (3) business days, (ii) shall cause the commission of waste or shall conduct act or acts constituting public or private nuisance, and/or an illegal activity on the Subleased Premises and such actions shall continue after notice for a period of three (3) business days or (iii) shall default in fulfilling or complying with any of its nonmonetary obligations hereunder and such default shall continue after notice for ten (10) calendar days, then and upon the happening of any of such events, Sublessor may without further notice to Sublessee elect to terminate this Sublease. Upon such election, the term of this Sublease shall expire, but Sublessee shall remain liable for sums equal to the aggregate of Rent and all other monies that would have been payable by Sublessee to Sublessor

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subject to Sublessor’s obligation to make commercially reasonable efforts to mitigate damages. The rights and remedies of Sublessor stated in this Section 12 shall be in addition to, and not in lieu of, those rights and remedies of Sublessor that exist pursuant to the other provisions of this Sublease, whether by incorporation of the Prime Lease or otherwise, at law and in equity.

13. Parking. Sublessee shall be entitled to use Sublessor’s share of the number of parking spaces attributable to Sublessor during the Term. All such parking shall be unreserved and on a first-come, first-served basis.

14. Notices. All notices or other communications required or permitted hereunder shall be in writing and delivered personally, by facsimile or .pdf file, by overnight courier, or by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile, .pdf, or courier, or if mailed, three (3) calendar days after the date of mailing to the following addresses or to such other address as any party shall notify the other party (as provided above) from time to time.

If notice to Sublessor:	Think Finance, Inc. 4150 International Plaza Suite #400 Fort Worth, TX 76109 Email: mwong@thinkfinance.com Attention: Martin Wong CEO

If notice to Sublessee:	Elevate Credit, Inc. 4150 International Plaza Suite #300 Fort Worth, TX 76109 Email: krees@elevatecredit.com Attention: Ken Rees CEO

15. Termination of Prime Lease. This Sublease is subject and subordinate to the Prime Lease. If the Prime Lease shall terminate for any reason whatsoever, (i) this Sublease shall terminate simultaneously therewith and any unearned Rent and other monies prepaid hereunder shall be refunded to Sublessee, provided that such termination is not the result of a breach by Sublessee of this Sublease, and (ii) upon such termination of this Sublease, there shall be no further liability by Sublessor to Sublessee arising out of or in connection with this Sublease.

16. Indemnification and Insurance.

a. Sublessee shall indemnify, defend and hold harmless Sublessor from and against all claims, actions, losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and expenses, which Sublessor may incur or pay by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises caused by Sublessee or its employees, agents, contractors or invitees, (ii) any breach or default hereunder on Sublessee’s part, (iii) any work done in or to the Subleased Premises by Sublessee and/or Sublessee’s employees, agents, contractors, invitees or any other person claiming through or under Sublessee, or (iv) any act, omission or negligence on the part of Sublessee and/or Sublessee’s employees, agents, customers, contractors, invitees, or any other person claiming through or under Sublessee.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

b. Neither Sublessor nor its agents or employees shall be liable for (i) any damage to property of Sublessee or of others entrusted to employees of Sublessor, (ii) the loss of or damage to any property of Sublessee by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks or by dampness or by any other cause of whatsoever nature (whether similar or dissimilar to those above specified), (iv) any such damage caused by construction of any improvements or alterations, or (v) any latent defect in the Subleased Premises.

c. Sublessor shall indemnify, defend and hold harmless Sublessee from and against all claims, actions, losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and expenses, which Sublessee may incur or pay by reason of any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises caused by gross negligence or willful misconduct of Sublessor or its employees, agents, contractors or invitees.

d. Sublessee shall, at Sublessee’s expense, procure and maintain in full force and effect at all times during the term of this Sublease insurance coverage to the extent that is no less than that which is required by Landlord pursuant to the terms and conditions of the Prime Lease. Sublessee shall provide Sublessor with Certificates of Insurance evidencing the insurance required hereunder. Each certificate shall provide that thirty (30) calendar days prior written notice shall be given Sublessor in the event of cancellation or change in the policies. Sublessor, in addition to Landlord and any other parties identified in the Prime Lease, shall be named as additional insureds in each of Sublessee’s policies, except Workers’ Compensation.

e. It is understood and agreed that any coverage provided by Sublessee to Sublessor is primary insurance and shall not be considered contributory insurance with any policies of Sublessor, the fee owner or their subsidiaries, co-owners or joint venturers, if any.

17. Landlord Approval. This Sublease is contingent upon Landlord approving this Sublease in accordance with the terms of the Prime Lease and a copy of said approval being delivered to Sublessor and Sublessee.

18. No Brokers. The parties each represent to the other that they have not engaged a broker, finder, agent or salesmen in connection with this Sublease and no brokerage commission or fee is due to a broker, finder, agent or salesmen claiming by, through or under said party, resulting from this Sublease.

19. Quiet Enjoyment. During the term of this Sublease, Sublessor shall endeavor to have Sublessee provided with quiet enjoyment of the Subleased Premises, subject to the terms and conditions of this Sublease.

20. Binding Authority. Individuals executing this Sublease warrant that they have the authority to bind Sublessor or Sublessee, as the case may be, to the obligations created herein and that they are an owner or authorized representative of the party for which they sign.

21. Benefits of Agreement. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective executors, administrators, successors, and permitted assigns.

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22. Governing Law. This Sublease shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to conflict of laws principles thereof.

23. Entire Agreement. This Sublease constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes all previous written, oral, electronic, or implied agreements and understandings between the parties with respect to such matters.

24. Amendments and Modifications. This Sublease may be amended or modified only in a writing signed by both parties.

25. Titles and Headings; Definitions. The headings in this Sublease are for reference purposes only and shall not in any way affect the meaning or interpretation of this Sublease.

26. Waiver of Rights. No delay or omission by Sublessor in exercising any right under this Sublease shall operate as a waiver of that or any other right. A waiver or consent given by Sublessor on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

27. Severability. The invalidity of any portion hereof shall not affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law.

28. Signatures. This Sublease may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. The signature of a party on any counterpart that is transmitted by facsimile or via .pdf file to the other party shall be deemed an original signature binding upon the executing party and acceptable to the other party.

[Signature page follows.]

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the Effective Date.

SUBLESSOR:

TC Loan Service, LLC

By:	/s/ Chris Lutes

Name:	Chris Lutes

Title:	CFO

SUBLESSEE:

Elevate Credit Service, LLC

By:	Jason Harvison

Title:	Chief Product Officer

Name:	Jason Harvison

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Schedule A

Prime Lease

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SPECTRUM CENTER

BASIC OFFICE LEASE INFORMATION

1.	Date of Lease: November 8, 2011

2.	Building:

	a.	Name:	Spectrum Center
	b.	Address:	5080 Spectrum Drive, Addison, Texas 75001
	c.	Building Rentable Area:	598,250 RSF

3.	Tenant: TC Loan Service LLC

4.	Premises:

	a.	Suite:	200 W
	b.	Premises Rentable Area:	14,977 RSF

5.	Basic Rent:

Rental Period	Rate per Sq. Ft. of Premises Rentable Area*	Basic Monthly Rent	Basic Annual Rent
Months: 1 - 6	[****]	[****]	[****]
Months: 7 - 18	[****]	[****]	[****]
Months: 19 - 30	[****]	[****]	[****]
Months: 31 - 42	[****]	[****]	[****]
Months: 43 - 54	[****]	[****]	[****]
Months: 55 - 66	[****]	[****]	[****]

*	plus Electrical Expenses

6.	Tenant’s Share:	2.50% (See Article 1.102)

7.	Operating Expense Stop: Equal to actual Operating Expenses for the calendar year 2012, grossed up in accordance with subsection 2.202 of this Lease.

8.	Term:	Sixty-six (66) months

9.	Commencement Date: Upon Substantial Completion (as defined in Exhibit C hereto) of Tenant’s Improvements as evidenced by a certificate of occupancy from the City of Addison, Tenant shall have access to the Premises fifteen (15) days prior to the Commencement Date for installation of any furniture, fixtures and equipment.

10.	Expiration Date: That date that is sixty six (66) months following the Commencement Date, as formalized per Exhibit E acceptance of the premises.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11.	Permitted Use: General office use and no other use. Without limiting the generality of the foregoing, in no event shall Tenant at any time use the Premises for the retail operation of Tenant’s business, including retail, “walk-up” or customer in-office financing or other transactions, such that individual customer transactions shall not at any time be permitted to be conducted in the Premises.

12.	Security Deposit:	[****]

13.	Guarantor:	Think Finance, Inc.

14.	Addresses:

(Prior to the Commencement Date)

Landlord: COP-Spectrum Center, LLC	Tenant:	Think Finance, Inc.
5601 Granite Parkway, Suite 800
Plano, Texas 75024
Attention: Director of Leasing	Attention:
Phone: 972-731-2300	Phone:
Fax: 972-731-2360	Fax:

(From and after the Commencement Date)

	Tenant:	Think Finance, Inc.
5080 Spectrum Drive, Suite 200W
Addison, Texas 75001
Attention:
Phone:
Fax:

15.	Parking:

	0 Reserved garage spaces at:	[****] per month per each
	47 Unreserved garage spaces at:	[****] per month per each

16.	Broker: UGL Services - Equis (represented by: Jim Lob)

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

TABLE OF CONTENTS FOR OFFICE LEASE

EXHIBITS TO OFFICE LEASE

EXHIBIT A	LAND LEGAL DESCRIPTION
EXHIBIT B	PREMISES FLOOR Plan
EXHIBIT C	WORK LETTER
EXHIBIT D	RULES AND REGULATIONS
EXHIBIT E	ACCEPTANCE OF PREMISES MEMORANDUM
EXHIBIT F	PARKING AGREEMENT
EXHIBIT G	GUARANTY OF LEASE
RIDER 1	RENEWAL OPTION
RIDER 2	CAP ON CERTAIN OPERATING EXPENSES
RIDER 3	TENANT’S RIGHT OF FIRST REFUSAL
SCHEDULE A	RIGHT OF FIRST REFUSAL SPACE
RIDER 4	TERMINATION OPTION

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

OFFICE LEASE

This Office Lease (this “Lease”) is made by and between COP-Spectrum Center, LLC (“Landlord”), and TC Loan Service LLC (“Tenant”). The Basic Office Lease Information attached hereto as page 1 (the “Basic Office Lease Information”) and all exhibits and other attachments to this Lease are incorporated into this Lease and made a part hereof. Capitalized terms used in this Lease without definitions have the respective meanings assigned to them in the Basic Office Lease Information.

ARTICLE 1

TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.101	Lease of Premises. The Building is constructed on the land described in Exhibit A attached hereto (the “Land”) and is located adjacent to an above-grade, multi-level parking garage (the “Garage”). In consideration of the mutual covenants herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to all the terms and conditions of this Lease. The Premises are shown as the crosshatched area on Exhibit B attached hereto. The Building, the Garage, the Land and all other improvements located thereon and appurtenances thereto are referred to collectively herein as the “Property”.

1.102	Rentable Area. The agreed rentable area of the Premises is stipulated to be the Premises Rentable Area, which is set forth in the Basic Lease Information and has been determined by applying the ANSI Z65.1—1996 BOMA standards. The Tenant’s Share stipulated in the Basic Lease Information has been calculated by dividing the Premises Rentable Area by the Building Rentable Area, then expressing such quotient as a percentage.

1.103	Term and Commencement. The Term of this Lease shall commence on the Commencement Date [(as such Commencement Date may be adjusted pursuant to subsection 1.201 below or the Work Letter (herein so called) attached hereto as Exhibit C)] and, unless sooner terminated pursuant to the terms of this Lease, shall expire, without notice to Tenant, on the Expiration Date (as such Expiration Date may be adjusted pursuant to subsection 1.201 below or the Work Letter). In the event the Commencement Date occurs on other than on the first day of the month, such partial month shall be added to the Term and the Expiration Date shall be the last day of the last month of the Term.

SECTION 1.2 COMPLETION AND DELIVERY OF PREMISES.

1.201	Construction of Tenant’s Improvements. Landlord will construct “Tenant’s Improvements” in the Premises as defined and provided in the Work Letter. Landlord will use reasonable efforts to achieve Substantial Completion (as defined in the Work Letter and evidenced by receipt of a certificate of occupancy from the City of Addison) of Tenant’s Improvements by the Commencement Date. If Substantial Completion of Tenant’s Improvements is not achieved by the Commencement Date stated in the Basic Lease Information for any reason other than Tenant Delays or Landlord Delays (as defined in the Work Letter), Tenant’s sole remedy shall be an adjustment of the Commencement Date and the Expiration Date, or in the case of Landlord Delays as per the work letter.

1.202	Acceptance of Premises Memorandum. Within ten (10) days after Substantial Completion of Tenant’s Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) in the form attached hereto as Exhibit E; provided, however, that in the event Tenant occupies the Premises for the purpose of conducting its business therefrom and fails to timely execute an Acceptance of Premises Memorandum, the Premises shall be deemed to be Substantially Complete (as defined in the Work Letter) and suitable for the Permitted Use without Tenant’s execution of an Acceptance of Premises Memorandum.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.203	Occupancy of the Premises. Tenant shall have no right to occupy any portion of the Premises prior to Substantial Completion. Notwithstanding the foregoing, Tenant and Tenant’s contractors and consultants shall have the right to enter upon the Premises with Landlord’s prior written approval, such approval not to be unreasonably withheld, to perform installation of Tenant’s telephone systems, office equipment, trade fixtures and furnishings, provided Tenant and Tenant’s contractors shall not interfere with the construction of Tenant’s Improvements and further provided that such entry shall be subject to all terms and conditions of this Lease other than the obligation to pay Rent.

SECTION 1.3 REDELIVERY OF THE PREMISES. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately deliver to Landlord the Premises in a safe, clean, neat, sanitary and operational condition, ordinary wear and tear, casualties and condemnation excepted, together with all keys and parking and access cards. At Landlord’s option, (a) all fixtures installed in the Premises shall remain therein and become the property of Landlord

SECTION 1.4 HOLDING OVER. In the event Tenant retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. In such event, Tenant shall pay Landlord as Rent for the period of such holdover an amount equal to one and one-half (1  1⁄2) times the Basic Annual Rent and one hundred percent (100%) of Additional Rent in effect immediately preceding expiration or termination, as applicable, which payments shall be due and payable on or before the first (1st) day of each month during any holdover period. Tenant shall also pay any actual damages sustained by Landlord as a result of such holdover but Tenant shall not be liable for punitive or exemplary damages.

ARTICLE 2

RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the product of the Premises Rentable Area times the annual rate per square foot of Premises Rentable Area shown in the Basic Lease Information (such product is herein called “Basic Annual Rent”). The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in the Basic Lease Information, in advance, without demand, offset or deduction, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter unless otherwise provided herein. If the Commencement Date occurs on a day other than the first day of the calendar month, the Basic Monthly Rent for such partial month shall be prorated. Upon execution of this Lease, Tenant shall pay to Landlord an amount equal to the initial installment of Basic Monthly Rent due hereunder and such amount shall be applied to the first installment of Rent due hereunder, or in this case month seven of the term. All payments shall be payable to Landlord and if paid by check sent to: COP-Spectrum Center, LLC, P.O. Box 201365, Dallas, Texas 75320-1365, or such other place as Landlord may designate from time to time. At Tenant’s election, payments may be made by wire transfer to Account Name: Granite Properties, Inc., Account Number: 4945061919, Bank Name: Wells Fargo Bank, NA, ABA Number 121000248; Reference: Property Address and Suite Number. All payments shall be in the form of check or wire transfer unless otherwise designated by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

SECTION 2.2 ADDITIONAL RENT.

2.201	Definitions. For purposes of this Lease, the following definitions shall apply:

(a)	“Additional Rent” shall mean, during the calendar year in which the Commencement Date occurs, the sum of (i) Tenant’s Share multiplied by Electrical Expenses (hereinafter defined) for the portion of the Term of this Lease which falls in such calendar year, plus (ii) any rental, excise, sales, transaction, business activity tax or levy, imposed upon or measured by the rental required to be paid by Tenant under this Lease (“Rental Tax”). For each subsequent calendar year, “Additional Rent” shall mean the sum of: (i) Tenant’s Share multiplied by the amount by which Operating Expenses (hereinafter defined) for such calendar year exceed the Operating Expense Stop, plus (ii) Tenant’s Share multiplied by Electrical Expenses for such calendar year, plus (iii) any applicable Rental Tax on rent required to be paid by Tenant under this Lease during such calendar year.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b)	“Electrical Expenses” shall mean all actual costs incurred by Landlord to supply electricity to the Property, as determined by reading the meters designed to collect such information specifically for the building in which tenant occupies its premises.

(c)	“Operating Expenses” shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof, as reasonably determined by Landlord in accordance with sound accounting principles, consistently applied, such costs and expenses to include, but not be limited to, the following: (i) Taxes (hereinafter defined); (ii) insurance premiums (“Insurance Premiums”); (iii) all gas, water, sewer and other utility charges except for Electrical Expenses (“Utility Expenses”); (iv) all service, testing and other charges incurred in the operation and maintenance of elevators and the plumbing, fire sprinkler, security, heating, ventilation and air conditioning systems; (v) cleaning and other janitorial services; (vi) tools and supplies costs; (vii) repair costs; (viii) costs of landscaping repair, replacement or maintenance and sprinkler maintenance costs; (ix) security and alarm services; (x) license, permit and inspection fees; (xi) management fees customary in the marketplace for office buildings comparable to the Building; (xii) wages and related benefits payable to employees, including taxes and insurance relating thereto (but only to the extent that such employees work for the benefit of the Property); (xiii) accounting services; (xiv) legal services, unless incurred (A) in connection with tenant defaults, lease negotiations for procuring new tenants, or (B) as the result of a specific claim or action for which another tenant in the Building is obligated under its lease to pay Landlord’s legal fees; (xv) trash removal; (xvi) Garage and parking maintenance, repair, and operating costs; (xvii) any charges assessed against the Property pursuant to any recorded covenants affecting the Property; (xviii) subject to the limitations of clause (xix) following, the cost of any improvements made to the Property by Landlord that are required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time the Building was constructed, amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which is equal to the sum of two percent (2%) per annum plus the annual “Prime Rate” published by The Wall Street Journal in its listing of “Money Rates,” or if such rate is no longer published, a comparable rate of interest listed in a nationally circulated publication reasonably selected by Landlord, provided that such sum may in no event exceed the maximum interest allowed to be contracted for under applicable law (such sum is herein called the “Amortization Rate”); (xix) the cost of any improvement made to the Common Areas or Service Corridors of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provisions of Tex. Gov’t Code Ann §§ 469.001-469.208 and the provisions of the American With Disabilities Act of 1990, 42 U.S.C. §§12101-12213 (such statutes, interpretations and regulations are herein collectively called the “Disability Acts”), amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which, on the date the improvement in question is fully completed, is equal to the Amortization Rate, and (xx) the cost of any other equipment installed in, or capital improvement made to, the Building to the extent such equipment reduces Operating Expenses, increases energy efficiency and/or decreases the Building’s use of natural resources or eliminates waste of the same, amortized over such period as is reasonably determined by Landlord (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate, which on the date the device or equipment in question is fully installed, is equal to the Amortization Rate.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(d)	“Taxes” shall mean (i) all real estate taxes and other taxes or assessment which are levied with respect to the Property or any portion thereof for each calendar year (but excluding any penalties thereon), (ii) any tax, surcharge or assessment, however denominated, including any excise, sales, capital stock, assets, franchise, transaction, business activity, privilege or other tax (other than Rental Tax), which is imposed upon Landlord or the Property as a supplement to or in lieu of real estate taxes or as a means of raising government revenue to replace revenue lost because of a reduction in real estate taxes, and (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of any tax, surcharge or assessment described in clause (i) or (ii) above.

2.202	Gross-Up. In the event that anytime during the calendar year in which the Commencement Date occurs and each subsequent calendar year or partial calendar year during the Term of this Lease the Building is not occupied to the extent of ninety-five percent (95%) of the Building Rentable Area for such calendar year, then Operating Expenses and Electrical Expenses which vary by occupancy shall be grossed up to include all additional costs and expenses of owning, operating, maintaining and managing the Building which Landlord determines in good faith that it would have incurred, paid or been obligated to pay during such year if the Building had been occupied to the extent of ninety-five percent (95%) of the Building Rentable Area for all of such calendar year. As to any calendar year or partial calendar year in which the Building is occupied to the extent of ninety-five percent (95%) or more of the Building Rentable Area, the actual Operating Expenses and Electrical Expenses allocable to such calendar year or partial year shall be used in the calculation of Additional Rent hereunder. Notwithstanding the foregoing, in no event shall Landlord receive from all tenants of the Building more than 100% of Operating Expenses (as same may be grossed up in accordance with this subsection 2.202) for any calendar year

2.203	Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent in monthly installments as hereinafter provided. Landlord shall provide Tenant with written notice of Tenant’s estimated Additional Rent for each calendar year after 2012 and the amount of the monthly installment of Additional Rent due for such year by December 1 of the preceding calendar year (or as soon thereafter as is reasonably possible). Landlord shall have the right to increase Tenant’s estimated Additional Rent during any calendar year if Landlord reasonably believes Operating Expenses and/or Electricity Expenses have increased (or are likely to increase) during such year. Beginning on the Commencement Date and continuing on the first day of each month thereafter, Tenant shall pay to Landlord the applicable monthly installment of Additional Rent, without demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis.

(a)	This subparagraph (a) applies to each calendar year during which Additional Rent is owing, except for the calendar year in which the Expiration Date occurs. Within ninety (90) days after the end of each calendar year or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for the applicable calendar year. If Tenant’s total monthly payments of estimated Additional Rent for the applicable year are less than Tenant’s actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s total monthly payments of estimated Additional Rent for the applicable year are more than Tenant’s actual Additional Rent, then Landlord shall pay such amount to Tenant or, at Landlord’s option, credit against the next Additional Rent payment or payments due from Tenant, the amount of such overpayment. This provision shall survive the expiration of this Lease with respect to the calendar year in which the Expiration Date occurs. Landlord shall not be allowed to recover Operating Expenses during any calendar year which have not yet been incurred by Landlord and are attributable to subsequent calendar years.

(b)

This subparagraph (b) applies to the calendar year during which the Expiration Date occurs (the “Final Calendar Year”). Within ninety (90) days after the Expiration Date or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

showing Tenant’s actual Additional Rent for the period beginning January 1 of the Final Calendar Year and ending on the Expiration Date (such period is herein called the “Final Additional Rent Period”). Landlord shall have the right to estimate the actual Operating Expenses and Additional Rent allocable to the Final Additional Rent Period which is not determinable within such ninety (90) day period. If Tenant’s total monthly payments of estimated Additional Rent for the Final Additional Rent Period are less than Tenant’s actual Additional Rent for such period, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s total monthly payments of estimated Additional Rent for the Final Additional Rent Period are more than Tenant’s actual Additional Rent for such period, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord.

(c)	Landlord will cause adequate books and records to be maintained to permit Tenant to verify computations of Operating Expenses and other amounts relevant to Tenant’s obligations under this Lease in accordance with the provisions hereafter set forth. Unless Tenant takes written exception to any item within forty-five (45) days after the furnishing of an annual statement or a statement delivered for the Final Additional Rent period, such statement shall be considered as final and accepted by Tenant. Within ten (10) business days following a request from Tenant, Landlord shall furnish explanations in reasonable detail for any computation of Operating Expenses made under this Lease. If Tenant questions such computation following receipt of such explanation, Tenant shall give notice thereof to Landlord, and Landlord and Tenant shall, within twenty (20) business days thereafter, discuss, in good faith, such computation.

(d)	In the event the amount of Tenant’s Share of Operating Expenses increases by five percent (5%) or more over the prior year, Tenant shall have the right to perform, at Tenant’s expense, an audit of Landlord’s books and records to verify Landlord’s calculation of the actual Operating Expenses, provided that such audit shall be conducted by an unrelated, third party certified public accountant who is not being compensated on a contingent fee basis and further provided that the auditor’s report shall be submitted in draft form for Landlord to review and any reasonable comments by Landlord shall be included in the final audit report. Any such audit shall be conducted, if at all, (i) no later than one hundred eighty (180) days after delivery to Tenant of the annual statement in question, and within ninety (90) days after Landlord’s receipt of prior written notice that Tenant has decided to perform an audit, (ii) during Landlord’s normal business hours, (iii) at the place in Dallas, Texas where Landlord maintains it records, and (iv) on a confidential basis. If the audit report reflects an overcharge in the total actual Operating Expenses billed to Tenant of more than five percent (5%) in the aggregate for such audited calendar year, then Landlord shall reimburse Tenant for all actual reasonable costs incurred by Tenant in connection with such audit. If the audit report reflects that the actual Operating Expenses were overcharged or undercharged in the audited calendar year, Tenant shall, within twenty (20) days after receipt of such report, pay to Landlord the amount of any underpayment or, if applicable, Landlord shall pay to Tenant the amount of any overpayment.

2.204	Real Estate Tax Protest. With regard to Section 41.413 of the Texas Tax Code, Tenant hereby waives its rights under the provisions of Section 41.413 of the Texas Tax Code (or any successor thereto). In consideration therefor, Landlord agrees to contest Taxes assessed against the Premises and/or the Building where and to the extent a reasonably prudent property owner of comparable property would do so if the owner itself had to bear all property taxes without reimbursement by tenants.

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit or schedule attached hereto) shall constitute rent and are sometimes collectively referred in this Lease as “Rent”. Each payment of Rent shall be paid by Tenant when due, without prior demand therefore and without deduction or setoff.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SECTION 2.4 LATE CHARGES; INTEREST RATE. If any Rent under this Lease shall not be paid within five (5) days of the date such payment is due, a “Late Charge” of [****] may be charged by Landlord to defray Landlord’s administrative expense incident to the handling of such overdue payments. Furthermore, any amount due from Tenant to Landlord which is not paid within ten (10) days after the date due shall bear interest at the lower of (i) [****] or (ii) [****], from the date such payment is due until paid.

ARTICLE 3

SECURITY DEPOSIT

Tenant will pay Landlord on the date of this Lease such Security Deposit as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. If a default by Tenant shall occur under this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including, without limitation, costs and attorneys’ fees incurred by Landlord to recover possession of the Premises. If Landlord shall use, apply or retain all or any part of the Security Deposit as provided for above, Tenant shall restore the Security Deposit to the amount set forth in the Basic Lease Information within thirty (30) days after receipt of notice from Landlord. Within ten (10) business days after the expiration of the Lease, provided no default by Tenant under this Lease shall have occurred and be continuing, Landlord shall return to Tenant (the “Security Deposit”).

ARTICLE 4

OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES.

4.101	General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use. As provided in Section 11 of the Basic Office Lease Information, in no event shall the Premises be used for the retail operation of Tenant’s business, including retail, “walk-up” or customer in-office financing or other transactions, such that individual customer transactions shall not at any time be permitted to be conducted in the Premises. Without limiting the foregoing, Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations affecting Tenant’s use and occupancy of the Premises. Tenant will not do or permit any thing which may disturb the quiet enjoyment of any other tenant of the Property. Tenant shall not permit the occupancy of the Premises to exceed a ratio of more than one (1) person per 250 square feet of Premises Rentable Area.

4.102	Landlord’s Compliance Obligation. Landlord shall comply with all laws, statutes, ordinances, orders and regulations relating to the Property (exclusive, however, of those with which Tenant is obligated to comply by reason of subsection 4.101). Landlord shall be responsible for compliance and costs associated with the Disability Acts in the Common Area.

4.103	Hazardous and Toxic Materials.

(a)	For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements (individually and collectively, “Hazardous or Toxic Materials”).

(b)

Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials, except for use and storage of cleaning and office supplies used in the ordinary course of Tenant’s business and then only if (i) such materials are in small quantities, properly labeled and contained, and (ii) such materials are handled and disposed of in accordance with the highest accepted industry

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

standards for safety, storage, use and disposal. If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.103 or otherwise contaminate the Premises or the Property, then, at Landlord’s election, either Tenant or Landlord shall clean, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards, and in the event Tenant performs such work, Tenant shall repair any damage to the Premises or the Property within such period of time as may be reasonable under the circumstances after written notice by Landlord (collectively, “Tenant’s Environmental Corrective Work”) and within thirty (30) days after receiving an invoice, Tenant shall reimburse Landlord for the costs incurred by Landlord to perform such Tenant’s Environmental Corrective Work. Tenant’s obligations under this subsection 4.103(c) shall survive the expiration or earlier termination of this Lease.

(c)	Landlord has no current knowledge of the presence of, and Landlord shall not knowingly dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials that would materially and adversely affect Tenant’s access, use or occupancy of the Premises or otherwise pose any material risk or material threat to the health, safety or welfare of Tenant or any of its employees or guests.

SECTION 4.2 RULES AND REGULATIONS. Tenant will comply with all rules and regulations applying to tenants in the Building and the Garage (the “Rules and Regulations”) as may be adopted and uniformly applied from time to time by Landlord for (a) the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property, (b) the increase in energy efficiency of the Building and the Property, (c) the decrease in the use of natural resources in the Building and the Property or the waste of the same, (d) promotion of recycling of reusable items, and (e) such other goals which result in the decrease in the carbon footprint of the Building and the Property. Landlord reserves the right, without approval from Tenant, to rescind, supplement and amend any Rules and Regulations and to waive any Rules and Regulations with respect to any tenant or tenants so long as any change in the Rules and Regulations does not diminish the rights nor cause an increase in operating expenses granted to Tenant in this Lease. The Rules and Regulations in effect on the date hereof are attached hereto as Exhibit D. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. In the event of any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall prevail. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations.

SECTION 4.3 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises during Normal Business Hours upon reasonable notice to Tenant, which notice may be oral, to inspect the Premises, to show the Premises to prospective lenders or purchasers, and to fulfill Landlord’s obligations or exercise its rights (including, without limitation, Landlord’s Reserved Right [as hereinafter defined]) under this Lease and, during the last six (6) months of the Lease Term, to show the Premises to prospective tenants. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant’s vaults and safes.

SECTION 4.4 QUIET POSSESSION. Provided Tenant timely pays Rent and performs all of the covenants, conditions and provisions on Tenant’s part to be performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

SECTION 4.5 PERMITS. Landlord shall obtain the certificate of occupancy, if any, required for occupancy of the Premises following construction of Tenant’s Improvements. If any additional governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if any subsequent alteration or improvement is made to the Premises by Tenant, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 5

UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED. Landlord agrees to furnish to the Premises the utilities and services described in subsections 5.101 through 5.107 below. As used in this Lease, “Normal Business Hours” shall mean 7:00 A.M. to 6:00 P.M. Monday through Friday, 8:00 A.M. to 1:00 P.M. on Saturday, except for New Year’s Day, Memorial Day, July 4, Labor Day, Thanksgiving Day, Friday after Thanksgiving Day, Christmas Day, and any other national holiday observed by most businesses in the same market area as the Building.

5.101	Elevator Service. Landlord shall provide automatic elevator facilities during Normal Business Hours, except during emergencies, and shall have at least one (1) elevator available for use at all other times.

5.102	Heat and Air Conditioning. During Normal Business Hours, Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size and quality to, and in the general vicinity of, the Building, with such adjustments as may be reasonably necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon reasonable advance request from Tenant, Landlord shall make available to the Premises, at Tenant’s expense, heat or air conditioning during periods in addition to Normal Business Hours. Tenant shall submit to Landlord a list of all personnel who are authorized to make such requests. The minimum charge and the hourly rate for the use of after hours heat or air conditioning shall be [****] per hour with a two (2) hour minimum for the initial twelve (12) months of the Term of this Lease and thereafter the charge may be increased from time to time by Landlord in response to actual cost increases in providing such additional service.

5.103	Electricity.

(a)	Landlord shall furnish to the Premises electric current not in excess of that required by the office lighting and receptacles included in Tenant’s Improvements, provided, however, Tenant shall be solely responsible for the costs of electrical consumption (without duplication) (i) by equipment which requires a voltage other than 120 volts single phase, (iii) by any single piece of equipment included in the Tenant Improvements that exceeds a total capacity of 4.5 watts per square foot within the premises (such consumption is herein referred to as “Excess Consumption” and the costs of Excess consumption are herein referred to as “Excess Consumption Costs”.)

(b)	Landlord may, from time to time AT LANDLORDS COST, engage a reputable consultant to conduct a survey of electrical usage within the Premises (a “Consumption Survey”) or install one or more submeters (“Submeters”) to measure electrical usage within the Premises or a particular floor of the Premises. If the Consumption Survey or Submeters reflect Excess Electrical Consumption, then (i) Tenant shall be responsible for the costs of the Consumption Survey and/or Submeters, (ii) Tenant shall pay to Landlord, as additional Rent, the product of (A) the kilowatts of Excess Electrical Consumption during the period in question times (B) the cost per kilowatt of electricity charged to Landlord by the public utility for electricity consumed at the Property during such period (such product is herein called the “Excess Electrical Cost”), and (iii) Landlord shall have the right to install, at Tenant’s expense, permanent Submeters to measure the electrical consumption within the Premises. If Landlord installs permanent Submeters as permitted hereunder, Tenant shall, from time to time thereafter within ten (10) days after receiving an invoice from Landlord, pay to Landlord any Excess Electrical Cost reflected by such Submeters and all reasonable costs incurred by Landlord to maintain, repair and read the Submeters.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.104	Water. Landlord shall furnish cold water for drinking and cleaning and hot and cold water for lavatory and kitchen (if applicable) purposes only, at the points of supply generally provided in the Building.

5.105	Janitorial Services. Landlord shall provide janitorial services to the occupied portion of the Premises comparable to that provided in other offices of similar size and quality to, and in the general vicinity of, the Building, five days per week.

5.106	Common Areas. Landlord shall perform routine maintenance in the Common Areas.

5.107	Bulbs and Ballasts. As necessary, Landlord shall provide bulbs, ballasts and fixtures in the Premises which are standard for the Building (“Building Standard”). Landlord shall also provide non-Building Standard bulbs, ballasts and fixtures, provided Tenant shall pay Landlord’s standard charge therefor. All amounts due under this subsection for such non-Building Standard and replacement bulbs, ballasts and fixtures shall be paid to Landlord within thirty (30) days after receipt of an invoice therefore.

5.108	Security. Landlord shall provide security for the Building comparable to that of Class A buildings in the vicinity of the Building.

SECTION 5.2 ADDITIONAL SERVICES. In addition to the charges set forth in subsections 5.102, 5.103(b), and 5.107, Landlord may impose a reasonable charge for any other services provided by Landlord by reason of any use of the services at any time other than Normal Business Hours or beyond the levels or quantities that Landlord agrees herein to furnish, including but not limited to, cooling or ventilating for Tenant’s telephone equipment, computers or other equipment

SECTION 5.3 SERVICE INTERRUPTION.

5.301	Service Interruption/Waiver of Landlord Liability. Landlord shall not be liable for and, except as provided in subsection 5.302 below, Tenant shall not be entitled to any abatement or reduction of Rent by reason of, interruption of any of the foregoing services when such interruption is caused by circumstances beyond Landlord’s reasonable control, nor shall any such interruption be construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or be in default hereunder, as a result of any such interruption or results or effects thereof.

5.302	Limited Right to Abatement of Rent. If any portion of the Premises becomes unfit for occupancy because of any interruption of service as required under subsections 5.101 through 5.104 above and provided such failure is not caused by Tenant, Tenant’s Contractors or any of their respective agents or employees, and if the Premises remain unfit for occupancy and are actually unoccupied because of such failure for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding three (3) business days after written notice by Tenant to Landlord, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent for any such portion of the Premises from the expiration of such three (3) business day period until such portion is again fit for occupancy. If such interruption shall continue for a period of thirty (30) days (as a result of Landlord’s negligence or willful misconduct) the Lease may be terminated.

SECTION 5.4 TELECOMMUNICATION EQUIPMENT. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord.

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ARTICLE 6

MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD’S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall maintain the exterior walls and roof and load bearing elements of the Building and perform routine maintenance of the Building systems and in the Common Areas. Except for load bearing elements of the Building located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2 TENANT’S OBLIGATION TO MAINTAIN AND REPAIR.

6.201	Tenant’s Obligation. Tenant shall, at Tenant’s sole cost and expense, (i) maintain and keep the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows [except replacement of exterior plate glass], appliances, supplemental HVAC units, data and phone cables, satellite dishes, antennas and any and all other equipment which is a part of or serves the Premises) in good repair and condition, ordinary wear and tear excepted, and (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors. All repairs and replacements performed by or on behalf of Tenant shall be performed diligently, in a good and workmanlike manner and in accordance with applicable governmental laws, rules, and regulations.

6.202	Rights of Landlord. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain and repair the Premises in good order, condition and repair, Landlord shall have the right to perform such maintenance, repairs and replacements, and Tenant shall pay Landlord, as additional Rent, the cost thereof plus a construction management fee of three percent (3%) of such cost.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301	Landlord’s Construction Obligations. Landlord’s sole construction obligations under this Lease are as set forth in Exhibit C attached hereto.

6.302	Alteration of Building. Landlord shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Property (including, without limitation, structural elements and load bearing elements within the Premises and to enclose and/or change the arrangement and/or location of driveways or parking area or landscaping or other Common Areas of the Property), all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the “Reserved Right”). When exercising the Reserved Right, Landlord will interfere with Tenant’s use and occupancy of the Premises as little as is reasonably practicable.

6.303

Alterations and Installations by Tenant. Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld, make any alterations to, or install any equipment or machinery of any kind (other than office equipment and unattached personal property) on the Premises (all such alterations are herein collectively referred to as “Installations”). Notwithstanding the foregoing, Tenant shall have the right to make interior, non-structural alterations to the Premises without Landlord’s consent, provided such alterations cost less than $5,000.00 to complete and do not affect the Building’s systems. All work performed by Tenant or its contractor relating to the Installations shall be performed diligently and in a good and workmanlike manner, and shall conform to applicable governmental laws, rules and regulations, and all rules for performing work in the Building. Upon completion of the Installations, if appropriate, Tenant shall deliver to Landlord “as built” plans in a format acceptable to Landlord. If Tenant or Landlord performs any Installations after completion of the Tenant’s Improvements (as defined in the Work Letter), Tenant shall pay Landlord, as additional Rent, the cost thereof plus a construction management fee of three percent (3%) of such cost; provided, however, the construction management fee set forth in the Work Letter shall apply to the initial Tenant’s Improvements. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless prior to construction of the Installations and as a

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condition of Landlord’s approval thereof, Landlord MAY require that same be removed by Tenant at Tenant’s sole cost and expense upon termination or expiration of this Lease. TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM OR IN CONNECTION WITH ANY INSTALLATIONS PERFORMED BY OR ON BEHALF OF TENANT. Landlord will have the right to inspect periodically the work on the Premises and may require changes in the method or quality of the work if necessary to cause the work to comply with the requirements of this Lease.

ARTICLE 7

INSURANCE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES.

(a)	Total Destruction. If the Building or the Garage should be totally destroyed by fire or other casualty or if either the Building the Garage (or any portion thereof) or the Premises should be so damaged that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, the Garage or the Premises, as applicable, Landlord shall within thirty (30) days of the casualty provide written notice of its opinion to Tenant, and either Landlord or Tenant may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within one hundred eighty (180) days. Tenant shall exercise its termination right pursuant to this subsection 7.1(a), if at all, by delivering written notice of termination to Landlord within ten (10) days after being advised by Landlord that the repairs cannot be completed within one hundred eighty (180) days or that the Premises will be unfit for occupancy or inaccessible by reasonable means for at least one hundred eighty (180) days after commencement of repairs to the Building.

(b)	Partial Destruction. If neither Landlord nor Tenant elects to terminate this Lease pursuant to subsection 7.1(a), then Landlord shall promptly commence (and thereafter pursue with reasonable diligence) the plans and specifications for the repair of the Building, the Garage and/or the Premises (including Tenant’s Improvements except as set forth in the next sentence) and thereafter diligently pursue repairing the Building, the Garage and/or the Premises to substantially the same condition which existed immediately prior to the occurrence of the casualty. To the extent the Tenant’s Improvements include any items required to be insured by Tenant under subsection 7.201(b) below, Landlord shall have the obligation to repair such items only to the extent the proceeds of such insurance are disbursed to Landlord for such repair.

(c)	Limitation in Landlord’s Obligations; Abatement of Rent. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personal property or any other improvements (except Tenant’s Improvements to the extent set forth in subsection (b) above), which may have been placed by Tenant within the Building, the Garage or the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, however, if the casualty in question was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any.

(d)	Termination Resulting from Mortgagee’s Use of Proceeds. Notwithstanding Landlord’s restoration obligation, in the event any mortgagee under a deed of trust or mortgage on the Building and the Garage should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord’s fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant.

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(e)f	Insurance Proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building, the Garage or the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 TENANT’S INSURANCE.

7.201	Types of Coverage. From and after the date of this Lease, Tenant will carry, at its expense, the insurance set forth in paragraphs (a), (b), and (c) of this subsection.

(a)	Commercial General Liability Insurance. Commercial General Liability Insurance covering the Premises and Tenant’s use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to provide coverage’s of not less than [****], with a deductible reasonably acceptable to Landlord. All insurance coverage required under this subparagraph (a) shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease to the extent such indemnity would be covered by commercial general liability insurance. Additionally, each policy evidencing the insurance required under this subparagraph shall extend to the Tenants indemnification, liabilities provided in this Lease. Additionally, each such policy of insurance required under this subsection shall expressly insure both Tenant and, as additional insured’s, Landlord and Granite Properties, Inc. (“Property Manager”).

(b)	Property Insurance. Property insurance on an all-risk basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all tenant owned fixtures, equipment and leasehold improvements, and other personal property located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the name of Tenant. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

(c)	Workers Compensation’ and Employer’s Liability Insurance. Worker’s compensation insurance together with employer’s liability insurance in an amount of [****].

(d)	Hired and Non-Owned Auto Liability Insurance. Hired and Non-Owned Auto Liability Insurance covering Tenant and its employees and agents in an amount of [****].

7.202	Other Requirements of Insurance. All such insurance will be issued and underwritten by companies with and AM Best rating of AVIII or better and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without Tenant giving Landlord and Property Manager at least ten (10) business days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord’s designees will be paid first by the insurance company for Landlord’s loss, and (d) Tenant’s insurance is primary in the event of overlapping coverage which may be carried by Landlord.

7.203	Proof of Insurance. Within fifteen (15) days after the effective Date of this Lease as defined in the Basic Lease Information, but in any event prior to the Commencement Date, Tenant shall deliver to Landlord certified copies of all policies of insurance required by this Section 7.2 or duly executed, original certificates of such insurance evidencing in-force coverage. Further, on or prior to the expiration of the policy in question, Tenant shall deliver to Landlord a certified copy of a renewal policy or a duly executed, original certificate of insurance evidencing the renewal of each insurance policy required to be maintained by Tenant hereunder.

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SECTION 7.3 LANDLORD’S INSURANCE.

7.301	Property Insurance. From and after the date of this Lease, Landlord will carry a policy or policies of all risk extended coverage insurance covering the Building (excluding property required to be insured by Tenant) endorsed to provide ONE HUNDRED PERCENT (100%) replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

7.302	Commercial General Liability Insurance. Landlord will carry Commercial General Liability policy or policies covering the Building against claims for personal or bodily injury, or death, or property damage resulting from the negligence of the Landlord or Property Manager or their agents, occurring upon, in or about the Building to afford protection to the limit of not less than [****]. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

7.303	Other Requirements. Any insurance provided for in this Section 7.3 may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights to any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION. LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES OR IF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES WOULD OTHERWISE BE LIABLE UNDER STRICT LIABILITY), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK FULL REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTION 7.201 AND SUBSECTION 7.301 ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by subsection 7.201 and Subsection 7.301 above. If a party waiving rights under this Section 7.4 is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without limiting the foregoing waivers and to the extent permitted by applicable law, each of the parties hereto, on behalf of their respective insurance companies insuring the property of such party against loss, waive any right of subrogation that such party or Property Manager or its respective insurers may have against the other party or its respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have its insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverage by reason of such waivers.

SECTION 7.5 TENANT’S GENERAL INDEMNITY. Tenant will defend and hold harmless Landlord, Property Manager, and their Respective Officers, Directors, Employees and Agents from and against all claims, demands, actions, damages, loss, liabilities, judgments, costs and expenses, including without limitation, attorneys’ fees and court costs (each, a “Landlord Claim”) which are suffered by, recovered from or asserted against Landlord or Property Manger and arise from or in connection with (i) the use or occupancy of the Premises, (ii) any accident, injury or damage occurring in or at the Premises, or (iii) any breach by Tenant of any representation or covenant in this Lease, including without limitation, Tenant’s failure to comply with all applicable laws; provided, however, such indemnification shall not include any Landlord claim waived by Landlord under Section 7.4 above, or any Landlord claim to the extent caused by the sole negligence or willful misconduct of Landlord or Property Manager or the breach by Landlord of any of its obligations under this Lease.

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SECTION 7.6 LANDLORD’S GENERAL INDEMNITY. Landlord will defend, indemnify and hold harmless Tenant and its Officers, Directors, Employees and Agents from and against all claims, demands, actions, damages, loss, liabilities, judgments, costs and expenses, including without limitation, attorneys’ fees and court costs (each, a “Tenant Claim”) which are suffered by, recovered from or asserted against Tenant and arise from or in connection with (I) any accident, injury or damage occurring in or at the property to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors, or (II) any breach by Landlord of any representation or covenant in this Lease; provided, however, such indemnification shall not include any Tenant claim waived by Tenant under Section 7.4 above, or any Tenant claim to the extent caused by the sole negligence, or willful misconduct of Tenant or the breach by Tenant of any of its obligations under this Lease.

ARTICLE 8

CONDEMNATION

If the Property or any portion thereof that, in Landlord’s or Tenant’s reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property or the Premises shall be taken or condemned for public purposes, or sold to a condemning authority in lieu thereof, then either party may, at its option, terminate this Lease on the effective date of such taking by delivering written notice thereof to the other party on or before ten (10) days after the effective date of the taking, condemnation or sale in lieu thereof. If neither Landlord nor Tenant elects to exercise such termination right, then this Lease shall continue in full force and effect, provided that if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be re-determined on the basis of the remaining square feet of Premises Rentable Area. Landlord, at Landlord’s sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord’s award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation and removal of Tenant’s physical property.

ARTICLE 9

LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and Tenant shall defend indemnify and hold harmless Landlord from and against any and all claims, causes of action, damages and expenses (including reasonable attorneys’ fees) arising from or in connection with any such liens. If Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 2.4 above.

ARTICLE 10

TAXES ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures placed by Tenant in or about the Premises

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ARTICLE 11

SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT. Except as otherwise permitted by Section 11.2 and Section 11.3 below, Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any person or business entity, or any combination thereof, other than Tenant, without the prior written consent of Landlord, approval and consent not to be unreasonably withheld as spelled out below in Section 11.2. Notwithstanding anything to the contrary contained herein, Tenant may, without the prior written consent of Landlord, assign this Lease or sublet the premises or any part thereof to an Affiliate of Tenant. The term “Affiliate” shall mean (i) any entity which controls or is controlled by or is under common control with Tenant, or (ii) any entity not less than fifty (50%) of whose outstanding stock shall, at the time, be owned by Tenant or Tenant’s parent corporation. For purposes hereof, “control” shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise and ownership of the liabilities, losses, profits and tax benefits for such entity. Notwithstanding any subletting or assignment by Tenant hereunder or any provision herein to the contrary, Tenant shall remain fully liable for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. No assignee or subtenant of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Any assignment made by Tenant shall contain a covenant of assumption by the assignee running to Landlord. All reasonable legal fees and expenses not to exceed $1500.00 incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord.

SECTION 11.2 LANDLORD’S RIGHTS. If Tenant desires to sublease any portion of the Premises or assign this Lease, Tenant shall submit to Landlord (a) in writing, the name of the proposed subtenant or assignee, the nature of the proposed subtenant’s or assignee’s business and, in the event of a sublease, the portion of the Premises which Tenant desires to sublease (b) a current balance sheet and income statement for such proposed subtenant or assignee, (c) a copy of the proposed form of sublease or assignment, and (d) such other information as Landlord may reasonably request (collectively, the “Required Information”). Landlord shall, within ten (10) business days after Landlord’s receipt of the Required Information, deliver to Tenant a written notice (a “Landlord Response”) in which Landlord either (i) consents to the proposed sublease or assignment, or (ii) withholds its consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld so long as Tenant is not in default hereunder and Landlord has received all Required Information. The reason for which Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment, includes, but is not limited to: (i) Landlord’s good faith determination (in its sole discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space in the Building, (ii) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use or Section 4.1 hereof, (iii) the proposed subtenant or assignee is a governmental entity, a school, a training facility, a medical related use or a telemarketing operation, (iv) the proposed subtenant’s or assignee’s primary business is prohibited by an non-compete clause then affecting the Building, (v) if Landlord has available space for the proposed assignee or subtenant, the proposed subtenant or assignee is a tenant of the Building or Landlord is negotiating with the proposed subtenant or assignee to become a tenant of the Building, (vi) such subtenant or assignee shall not meet the creditworthiness standards applied by Landlord generally in the selection of tenants for the Building (but taking into consideration the fact that Tenant remains liable under this Lease). In lieu of consenting to any such proposed sublease or assignment (and without regard to whether Landlord’s action is “reasonable” or “unreasonable”) Landlord shall have the right, within ten (10) business days after Landlord’s receipt of the Required Information to (1) suspend this Lease as to the space so affected as of the date and for the duration of the proposed sublease or assignment, whereupon Tenant shall be relieved of all obligations hereunder as to such space during such suspension, but after such suspension, Tenant shall once again become liable hereunder as to the relevant space or, (2) if the proposed assignment or sublease is for the remainder of the term of this Lease, terminate this Lease as to the space so affected as of the date so specified by Tenant in its notice to Landlord, in which event Tenant shall be relieved of any and all further obligations hereunder as to such space.

SECTION 11.3 LANDLORD’S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. If this Lease or any part hereof is assigned or the Premises or any part thereof are sublet, Landlord may at its option collect

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directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or subtenant to make such payment of rent directly to Landlord upon receipt of notice from Landlord, and Tenant agrees that any such payments made by an assignee or subtenant to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or subtenant. No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant, Landlord may, at its option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

ARTICLE 12

TRANSFERS BY LANDLORD, SUBORDINATION AND

TENANT’S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. In the event of any transfer of title to the Property, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that the transferee expressly assumes in writing all obligations of Landlord hereunder accruing after the date of such transfer and further provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate (i) to each lease of all or any portion of the Property wherein Landlord is the tenant and to the lien of each mortgage and deed of trust encumbering all or any portion of the Property, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created, (ii) to any and all advances (including interest thereon) to be made under each such lease, mortgage or deed of trust and (iii) to all modifications, consolidations, renewals, replacements and extensions of each such lease, mortgage or deed of trust; provided that the foregoing subordination to any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a commercially reasonable non-disturbance agreement with reference to this Lease (which may include Tenant’s agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Premises, attorn to and recognize such purchaser, assignee or lessor as Landlord under this Lease, so long as such agreements do not materially impair Tenant’s rights to possession and peaceful enjoyment of the premises in accordance with this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize the purchaser at foreclosure as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such mortgagee, trustee, lessor, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2.

SECTION 12.3 TENANT’S ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord (whether under a mortgage or deed of trust), without additional consideration, deliver within ten (10) days an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through the date specified in the certificate; this Lease has not been modified or amended; Tenant is not aware that Landlord is in default or that Landlord has failed to fully perform all of Landlord’s obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 13

DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.103 shall constitute a default by Tenant under this Lease.

13.101	Failure to Pay Rent. With respect to the first payment of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make such payment to Landlord within five (5) business days after Landlord gives Tenant written notice specifying that the payment was not made when due; with respect to any other payment of Rent during such twelve (12) month period, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.102	Failure to Perform Other Obligations. Any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after Landlord gives Tenant written notice of such failure, provided that if such failure by its nature cannot be cured within such thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully cures the failure within ninety (90) days after Landlord gives such written notice to Tenant.

13.103	Continual Failure to Perform. The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104	Bankruptcy, Insolvency, Etc. Tenant or any Guarantor (i) becomes or is declared insolvent according to any law, (ii) makes a transfer in fraud of creditors according to any applicable law, (iii) assigns or conveys all or a substantial portion of its property for the benefit of creditors or (iv) files a petition for relief, or is the subject of an order for relief, under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, “Applicable Bankruptcy Law”) or a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; or any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; provided, however, no action described in this subsection 13.104 shall constitute a default by Tenant if Tenant or Guarantor shall vigorously contest the action by appropriate proceedings and shall remove, vacate or terminate the action within sixty (60) days after the date of its inception.

SECTION 13.2 REMEDIES OF LANDLORD.

13.201	Termination of Lease. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including with limitation, accrued Rent to the date of termination and Late Charges, plus (a) interest thereon at the rate established under Section 2.4 above from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, (b) the unamortized cost of (i) Tenant’s Improvements, (ii) brokers’ fees and commissions, (iii) attorneys’ fees, (iv) moving allowances, equipment allowances and (vi) any other costs incurred by Landlord in connection with making or executing this Lease, (c) the cost of recovering the Premises, and (d) the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys’ fees and refurbishing costs and other costs in readying the Premises for a new tenant).

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

13.202	Repossession and Re-Entry. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant’s right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate) without terminating this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant’s possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises, and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord deems advisable, subject to any obligation to mitigate damages imposed by applicable law. Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys’ fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such termination is also given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord.

13.203	Cure of Default. Upon the occurrence of a default hereunder by Tenant, Landlord may, without judicial process and without having any liability therefore, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

13.204	Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205	Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease.

13.206	Mitigation of Damages. For purposes of determining any recovery of rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, whether the determination is required under subsections 13.201 or 13.202 or otherwise, it is understood and agreed that:

(a)	Landlord may reasonably elect to lease other comparable, available space in the Building, if any, before reletting the Premises.

(b)	Landlord may reasonably decline to incur out-of-pocket costs to relet the Premises, other than customary Tenant Improvement Allowances paid by Landlord, leasing commissions and legal fees for the negotiation of a lease with a new Tenant.

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(c)	Landlord may reasonably decline to relet the Premises at rental rates over thirty percent (30%) below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(d)	Before reletting the Premises to a prospective tenant, Landlord may reasonably require the prospective tenant to demonstrate the same financial wherewithal that Landlord would require as a condition to leasing other space in the Building to prospective tenant.

(e)	Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time no one can reasonably expect Landlord to collect anything from reletting.

SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall have committed an “Event of Default” if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence and during the continuance of any such Event of Default, Tenant may, as Tenant’s sole remedies either (i) sue for injunctive relief, or (ii) to the limited extent such Event of Default relates solely to the Premises, cure such breach of Landlord at Landlord’s cost. If Tenant cures a breach by Landlord pursuant to the preceding clause (ii), Tenant shall furnish an invoice for Tenant’s actual, reasonable and out-of-pocket expenses incurred by Tenant in effecting such cure (“Cure Costs”), and Landlord shall be afforded 10 days after receipt of Tenant’s notice in which to remit full payment. If Landlord fails to remit such payment to Tenant, and the amount of Cure Costs due to Tenant exceeds $5,000.00, then Tenant may deduct and offset the amount of Cure Costs that are due to Tenant from amounts owed to Landlord plus interest at the Default Rate from the date of the written demand for payment of the Cure Costs through the date that Tenant has been effectively reimbursed for the Cure Costs

SECTION 13.4 LANDLORD’S LIABILITY. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any deficiency. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as above provided. Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind which (a) are caused by (i) tenants or any persons either in the Premises or elsewhere in the Building (unless occurring in the Common Areas and caused by Landlord’s negligence), (ii) occupants of property adjacent to the Building or Common Areas, (iii) the public, or (iv) the construction of any private, public or quasi-public work, or (b) are caused by any theft or burglary at the Premises or the Property.

ARTICLE 14

NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery (b) expedited delivery service, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) electronic mail or facsimile, each with proof of delivering on a business day addressed as set forth in the Basic Lease Information, or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service, mail or electronic mail, as of the date of first attempted delivery at the address and in the manner provided herein. Reference is made to Section 13.3 of this Lease for other provisions governing notices.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 15

MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE. Landlord shall maintain a tenant directory in the main Building lobby, and shall provide Tenant one identification strip in such directory, setting forth Tenant’s name and location. Tenant shall not otherwise inscribe, paint, affix, or display any signs, advertisements or notices on or in the Building or the Premises, except for such tenant identification information approved in advance by Landlord and installed adjacent to the access door or doors to the Premises. Landlord may withhold approval of any Tenant sign if necessary, in Landlord’s discretion, to preserve aesthetic standards for the Building. All signs permitted hereunder shall constitute Installations and shall be subject to the provisions of subsection 6.303, including without limitation Landlord’s rights under such subsection to perform and charge for the work necessary to complete Installations. However, in the event Tenant shall eventually occupy the entire floor then Tenant shall have the right to install signage in the entry directly off the elevators.

SECTION 15.3 NO WAIVER. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No waiver by Landlord or Tenant of any breach by the other party shall be deemed a waiver of any subsequent breach of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a future waiver thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 COMMON AREAS. “Common Areas” shall mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, the Garage, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities as are designated by Landlord from time to time as Common Areas. “Service Corridors” shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. “Service Areas” will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the Term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations and the Parking Agreement attached hereto as Exhibit F. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or one or more full floors within the

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Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit B as being part of the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than that referenced in Section 16 of the Basic Lease Information (“Tenant’s Broker”), and that it knows of no other real estate brokers or agents who are or claim to be entitled to a commission in connection with this Lease. Tenant agrees to defend, indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any such broker and/or agent known to Tenant and not so named and claiming to be entitled to a commission by, through or under Tenant. Landlord has agreed to pay the fees of Tenant’s Broker strictly in accordance with and subject to the terms and conditions of a separate written commission agreement.

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease. If any date provided under this Lease for performance of an obligation or expiration of a time period is a Saturday, Sunday or a holiday generally recognized by businesses, the obligation shall be performed or the time period shall expire, as the case may be, on the next succeeding business day. The “Date of this Lease” shall mean the date of execution hereof by the last of Landlord and Tenant, as set forth on the signature page.

SECTION 15.11 DEFINED TERMS AND MARGINAL HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.12 AUTHORITY. Landlord and Tenant and each person signing this Lease on behalf of such party represents to the other party as follows: Such party, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Such party, if a limited liability company, is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the State of Texas. Such party, if a partnership or joint venture, is duly organized under the Texas Revised Partnership Act. Such party, if a limited partnership is duly organized under the Texas Revised Limited Partnership Act, or, if organized under the laws of a state other than Texas, is qualified under the Texas Revised Limited Partnership Act. Such party, has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of such party is authorized to do so. The foregoing representation in this Section 15.12 shall also apply to any corporation, partnership, joint venture, limited liability company or limited partnership which is a general partner or joint venturer of Landlord or Tenant, as the case may be.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SECTION 15.13 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.14 NO RECORDING. This Lease shall not be recorded.

SECTION 15.15 PARKING. Exhibit F attached hereto sets forth agreements between Landlord and Tenant relating to parking.

SECTION 15.16 ATTORNEYS’ FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.17 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.19 CONFIDENTIALITY. Tenant and Landlord acknowledge the terms and conditions of the Lease are to remain confidential for Landlord’s benefit and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of the Lease if required by Law or court order, in connection with a dispute between Landlord and Tenant, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of the Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

SECTION 15.20 FINANCIAL STATEMENTS. Tenant warrants and represents that the information provided to Landlord prior to entering into this Lease is a true and accurate financial disclosure to Landlord of Tenant’s current financial condition. During the Term of the Lease, Tenant shall, within ten (10) days after receipt of written notice, provide to Landlord, including but not limited to, a current financial statement and balance sheet (collectively referred to as “Financial Information”). Such information shall be represented, in writing by Tenant, to be true and accurate and in accordance with applicable law. Landlord may make such request no more than two (2) times in any twelve (12) month period except as may be requested in connection with a proposed financing or sale of the Building. In the event Tenant fails to make a timely Rent payment or is otherwise in default pursuant to Article 13 of this Lease, then Landlord may make such request upon each such occurrence. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any information that is disclosed by Tenant. Failure of Tenant to timely deliver its Financial Information in accordance with the provisions of this paragraph shall be deemed to be in default under this Lease. The obligation of Tenant under this paragraph is a material obligation of Tenant’s tenancy under the Lease.

SECTION 15.21 GUARANTY. Concurrently with the execution and delivery of this Lease by Tenant, Tenant shall cause Think Finance, Inc. (“Guarantor”) to guarantee the payment and performance of Tenant’s covenants, duties and obligations under this Lease by executing and delivering to Landlord a Guaranty of Lease (the “Guaranty”) in the form attached hereto as Exhibit G. Landlord’s obligations under this Lease shall be subject to and conditioned upon Landlord’s receipt of a fully executed copy of the Guaranty no later than the Date of Lease set forth in the Basic Office Lease Information.

SECTION 15.22 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or

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representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease effective as of the Date of Lease set forth in the Basic Lease Information.

LANDLORD:

COP-Spectrum Center, LLC, a Texas limited liability company

By: Granite Properties, Inc, a Delaware corporation, its manager

Date: 11/8/11	By:	/s/ Jim Kirchhoff
	Name:	Jim Kirchhoff
	Title:	Director Leasing

TENANT:

TC Loan Service LLC

Date: 10-28-11	By:	/s/ Chris Lutes
	Name:	Chris Lutes
	Title:	CFO

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

LAND LEGAL DESCRIPTION

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Metes and Bounds Description

7.256 Acres

Part of Tract 1, Block 3

Spectrum Center/Quorum North

Town of Addison, Dallas County, Texas

BEING a tract of land situated in the G. W. Fisher Survey, Abstract No. 482, in the Town of Addison, Dallas County, Texas, and being a portion of Tract 1, Block 3 of Spectrum Center/Quorum North, an Addition to the Town of Addison, Texas, according to the Map or Plat thereof recorded in Volume 84062, Page 5890, Map Records of Dallas County, Texas (M.R.D.C.T.), save and except a called 0.209-acre tract of land conveyed to the Texas Turnpike Authority as evidenced in a General Warranty Deed recorded in Volume 85092, Page 3356, Deed Records of Dallas County, Texas (D.R.D.C.T.), same being all of a called 7.256-acre tract of land-conveyed to Crescent Spectrum Center, L.P., as evidenced in a Warranty Deed recorded in Volume 2001096, Page 10576 D.R.D.C.T., and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8-inch capped iron rod found for the southwest corner of said Tract 1, Block 3, same being the southwest corner of said 7.256-acre tract, said iron rod also being on the north right of way line of Belt Line Road (a called 100° wide right of way);

THENCE North 00°25’00” West, departing the north right of way line of said Belt Line Road and along the west line of said Tract 1, Block 3 and said 7.256-acre tract, a distance of 412.00 feet to a 5/8-inch “BDD” capped iron rod set for the most westerly, northwest corner of said Tract 1, Block 3 and said 7.256-acre tract;

THENCE North 89°35’00” East, along a north line of said Tract 1 and said 7.256-acre tract, a distance of 90.00 feet to a 5/8-inch “BDD” capped iron rod set for an inner ell corner of said Tract 1 and said 7.256-acre tract;

THENCE North 00°25’00” West, along the most easterly, west line of said Tract 1 and said 7.256-acre tract, a distance of 154.14 feet to a 1/2-inch iron rod found for the most northerly, northwest corner of said Tract 1 and said 7.256-acre tract, same being on the curving south right of way line of Spectrum Drive (a called 80° wide right of way), said curve being a non-tangent curve to the left;

THENCE in an easterly direction, along the north line of said Tract 1, Block 3, said 7.256-acre tract and the south right of way line of said Spectrum Drive, the following:

Along the arc of said curve to the left, through a central angle of 19°52’41”, having a radius of 415.19 feet, a chord bearing of South 70°44’19” East, a chord distance of 143.32 feet and an arc length of 144.04 feet to a 1/2-inch iron rod found for the point of tangency of said curve;

South 80°40’39” East, a distance of 451.44 feet to a 1/2-inch iron rod found for the most northerly, northeast corner of said 7.256-acre tract, same being the northwest corner of aforesaid 0.209-acre tract, said corner also being the intersection of the south right of way line of said Spectrum Drive with the current west right of way line of Dallas North Tollway (a variable width right of way);

THENCE in a southerly direction, departing the north line of said Tract 1, Block 3, along the east line of said 7.256-acre tract and the west right of way line of said Dallas North Tollway, the following:

South 35°53’44” East , a distance of 14.20 feet to a 5/8-inch “BDD” capped iron rod set for the point of curvature of a non-tangent curve to the left;

Along the arc of said curve to the left, through a central angle of 03°44’07”, having a radius of 1919.86 feet, a chord bearing of South 06°53’22” West, a chord distance of 125.14 feet and an arc length of 125.16 feet to a 5/8-inch “BDD” capped iron rod set for the point of tangency of said curve;

South 05°11’19” West, a distance of 228.75 feet to a 5/8-inch “BDD” capped iron rod set for the point of curvature of a curve to the right;

Along the arc of said curve to the right, through a central angle of 84°54’41”, having a radius of 90.00 feet, a chord bearing of South 47°28’39” West, a chord distance of 121.50 feet and an arc length of 133.38 feet to a 5/8-inch “BDD” capped iron set for the point of tangency of said curve, same being the southeast corner of said 7.256-acre tract and on the south line of aforesaid Tract 1, Block 3, said corner also being the intersection of the west right of way line of said Dallas North Tollway with the north right of way line of aforesaid Belt Line Road;

THENCE South 89°56’00” West, along the south line of said 7.256-acre tract, the south line of said Tract 1, Block 3 and the north right of way line of said Belt Line Road, a distance of 550.40 feet to the POINT OF BEGINNING and containing 7.256 acres (316,077 square feet) of land, more or less.

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EXHIBIT B

PREMISES FLOOR PLAN

(Premises crosshatched below and not to scale)

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OPTION 2
2ND FLOOR WEST

INTERPRISE

Interiors • Planning • Graphics

SPECTRUM
CENTER
WEST TOWER

Granite

THINK FINANCE
2ND FLOOR – WEST

SPACE
PLAN #3

SP#3

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EXHIBIT C

WORK LETTER

1.	Plans.

1.1	Space Plan. Landlord’s designated space planner, at Tenant’s expense which shall be deducted from the Finish Allowance shall prepare and deliver to Tenant a space plan for the Premises showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the Premises. Tenant will at all times cooperate with Landlord’s space planner, furnishing all reasonable information and material concerning Tenant’s organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the Disability Acts), equipment, inventory, etc., necessary for the space planner to efficiently and expeditiously arrive at an acceptable layout of the Premises. Tenant will approve or disapprove in writing the space plan within three (3) business days after receipt from Landlord and, if disapproved, Tenant shall provide Landlord and Landlord’s space planner with specific reasons for disapproval. After Tenant’s disapproval, Landlord shall, within three (3) business days, provide a revised space plan. If Tenant fails to approve or disapprove the space plan on or before the end of such three (3) business day period, Tenant shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Tenant has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the “Space Plan”).

1.2	Design and Color Scheme. Within five (5) days after approval of the Space Plan by Tenant and Landlord, Tenant and its representatives shall meet with Landlord’s space planner and engineer, , to arrive at an acceptable design of and color scheme for the Premises (such design and color scheme, when approved by Landlord and Tenant, is herein referred to as the “Design and Color Scheme”) and an acceptable product specification list for all materials, products, finishes and work that Tenant desires to use that are not Building Standard (such product specification list, when approved by Landlord and Tenant, is herein referred to as the “Above Standard Product Specification List”). For purposes hereof, the term “Building Standard” (herein so called) shall mean those certain component elements utilized in the design and construction of improvements in the Building that have been pre-selected by Landlord to ensure uniformity of quality, function and appearance throughout the Building (which elements may include, but are not limited to, ceiling systems, doors, hardware, walls, floor coverings, finishes, window coverings, light fixtures and HVAC components). The Design and Color Scheme shall, in Landlord’s reasonable judgment, (i) conform to the design criteria from time to time established by Landlord for the Building and (ii) be compatible with the design and colors of existing finished space in the Building. The Above Standard Product Specification List shall in all events be acceptable to Landlord and delays in construction of Tenant’s Improvements caused by the specification of a material, product, finish or type of work included in the Above Standard Product Specification List shall constitute Tenant Delay or Landlord Delay.

1.3	Compliance with Disability Acts. Tenant shall promptly provide Landlord and Landlord’s space planner and/or architect, as applicable, with all information needed to cause the construction of Tenant’s Improvements to be completed such that Tenant, the Premises and Tenant’s Improvements (as constructed) will be in compliance with the Disability Acts.

1.4

Construction Plans. On or before ten (10) days after approval of the Space Plan, the Design and Color Scheme and the Above Standard Product Specification List by Landlord and Tenant, Landlord’s space planner and engineer, , will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the “Construction Plans”) for all of Tenant’s Improvements requested pursuant to the Space Plan, the Design and Color Scheme and the Above Standard Product Specification List (all improvements required by the Construction Plans are herein called,

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“Tenant’s Improvements”), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building Standard heating, ventilation and air conditioning equipment and controls. The cost of producing the Construction Plans shall not exceed $1.10 per usable square foot. Within three (3) business days after Construction Plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and, if disapproved, Tenant shall provide Landlord and Landlord’s space planner and engineer specific reasons for disapproval. After Tenant’s disapproval, Landlord shall within three (3) business days provide a revised Construction Plan. The foregoing process shall continue until the Construction Plans are approved by Tenant; provided that if Tenant fails to respond in any three (3) business day period, Tenant shall be deemed to have approved the last submitted construction plans. Each day thereafter that the Construction Plans are not approved by Tenant shall constitute one (1) day of Tenant Delay or Landlord Delay.

1.5	Changes to Approved Plans. If any redrawing or re-drafting of either the Space plan, the Design and Color Scheme, the Above Standard Product Specification List or the Construction Plans is necessitated by Tenant’s requested changes (all of which shall be subject to Landlord’s approval), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

1.6	Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord’s space planner or any other planner or designer, it shall be Tenant’s responsibility to cause necessary coordination of its agents’ efforts with Landlord’s agents to ensure that no delays are caused to either the planning or construction of the Tenant’s Improvements.

2.	Construction and Costs of Tenant’s Improvements

2.1	Construction Obligation and Finish Allowance. The condition of the Premises prior to construction of Tenant Improvements shall be in “as is” condition. Any existing improvements, including the card reader(s) may be reused by Tenant for the purpose of completing Tenant’s Improvements. Landlord agrees to obtain no less than three (3) different competitive bids from mutually approved general contractors to construct Tenant’s Improvements, at Tenant’s cost and expense; provided, however, Landlord shall provide Tenant with an allowance up to $25.00 per rentable square foot (“Finish Allowance”) which allowance shall be for Tenant’s Improvements only and which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid by the Landlord to the general contractor engaged by the Landlord to construct Tenant’s Improvements (the “Contract Sum”), (ii) the fees of the preparer of the Construction Plans and (iii) payment of the Construction Management Fee (hereinafter defined). Upon completion of Tenant’s Improvements and in consideration of Landlord administering the construction of Tenant’s Improvements, Tenant agrees to pay Landlord a fee equal to two percent (2%) of the Contract Sum to construct Tenant’s Improvements (“Construction Management Fee”) (the foregoing costs are collectively referred to as the “Permitted Costs”). Provided there is no additional space planning, Landlord agrees that total architectural/engineering fees will be reasonable and shall not exceed $1.50/RSF. Up to $5.00/RSF of the Finish Allowance may be used by Tenant as a rental credit or applied to other expenses incurred by Tenant such as signage costs, engineering and professional fees, moving or cabling expenses and said costs or fees shall be reimbursed by Landlord to Tenant within thirty (30) days of submission in writing of evidence of said costs or fees by Tenant to Landlord.

2.2

Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs (“Excess Costs”), provided, however, Landlord will, prior to the commencement of construction of Tenant’s Improvements, advise Tenant of the Excess Costs, if

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any, and the Contract Sum. Tenant shall have two (2) business days from and after the receipt of such advice within which to approve or disapprove the Contract Sum and Excess Costs. If Tenant fails to approve same by the expiration of the fourth such business day, then Tenant shall be deemed to have approved the proposed Contract Sum and Excess Costs. If Tenant disapproves the Contract Sum and Excess Costs within such two (2) business day period, then Tenant shall either reduce the scope of Tenant’s Improvements such that there shall be no Excess Costs or, at Tenant’s option, Landlord shall obtain two (2) additional bids, provided that each day beyond a four (4) business day period and until the rebid is accepted by Tenant shall constitute a Tenant Delay hereunder. Subject to the last sentence of this subsection, the foregoing process shall continue until a Contract Sum and resulting Excess Costs, if any, are accepted or deemed accepted by Tenant. Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Tenant’s Improvements in writing prior to the commencement of construction.

2.3	Liens Arising from Excess Costs. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate equal to the lesser of the maximum lawful rate or eighteen percent (18%) per annum from the date of payment by Landlord until the date paid by Tenant.

2.4	Construction Deposit. Tenant shall remit to Landlord an amount (“Prepayment”) equal to the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. On or prior to the Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Work Letter shall be considered Rent under the terms of the Lease and nonpayment shall constitute a Default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

3.	Delays. Delays in the completion of construction of Tenant’s Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant or Tenant’s Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant’s Contractors shall constitute “Tenant Delays” (herein so called). Any delays in the Substantial Completion of Tenant’s Improvements actually and directly caused by Landlord shall be “Landlord’s Delays”. In the event that Tenant’s Improvements are not Substantially Complete by the Commencement Date as set forth in Section 9 of the Basic Office Lease Information, then the Commencement Date shall be amended to be the Adjusted Substantial Completion Date (hereinafter defined) and the Expiration Date as set forth in Section 10 of the Basic Office Lease Information shall be adjusted forward by the same number of days as is the Commencement Date, so that the Term of the Lease will be the Term set forth in Section 8 of the Basic Office Lease Information. The Adjusted Substantial Completion Date shall be the date Tenant’s Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delays, or forward one (1) day for each Landlord Delay, if any. The foregoing adjustments in the Commencement Date and the Expiration Date shall be Tenant’s sole and exclusive remedy in the event Tenant’s Improvements are not Substantially Complete by the initial Commencement Date set forth in Section 9 of the Basic Office Lease Information. In the event Tenant’s Improvements are not substantially complete within sixty (60) days of the intended Commencement Date, then Tenant shall have the right to terminate this Lease unless Landlord is able to complete such improvements within fifteen (15) days of receipt of Tenant’s written notice.

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4.	Substantial Completion and Punch List. The terms “Substantial Completion” and “Substantially Complete” as applicable, shall mean when Tenant’s Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use (as described in Item 11 of the Basic Office Lease Information). When Landlord considers Tenant’s Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work repairs and minor completion items as are necessary for final completion of Tenant’s Improvements. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his agreement on the Punch List Items. Landlord will use reasonable efforts to cause the contractor to complete all Punch List Items within thirty (30) days after Landlord’s and Tenant’s agreement thereon.

5.	Tenant’s Contractors. If Tenant should desire to enter the Premises or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry upon, and subject to, the following terms and conditions:

(a)	Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

(b)	Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, “Tenant’s Contractors”), shall work in harmony with and do not in any way disturb or interfere with Landlord’s space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, “Landlord’s Contractors”), it being understood and agreed that if entry of Tenant or Tenant’s Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord’s Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant’s Contractors causing such disturbance; and

(c)	Tenant, Tenant’s Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker’s Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

Landlord shall not be liable for any injury, loss or damage to any of Tenant’s installations or decorations made prior to the Commencement Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord’s Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord’s Contractors). Landlord is not responsible for the function and maintenance of Tenant’s Improvements which are different than Landlord’s standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant’s Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

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EXHIBIT D

RULES AND REGULATIONS

1. The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators of the Property shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors or licenses of Tenant for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the prior written consent of Landlord.

2. No freight, furniture or bulky matter of any description will be received into the Property or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

3. Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Property by reason of a safe or any other article of Tenant’s office equipment being on the Premises shall be repaired at the expense of Tenant. The time, routing and manner of moving safes or other heavy equipment shall be subject to prior approval by Landlord.

4. Only persons authorized by Landlord will be permitted to furnish newspapers, ice, drinking water, towels, barbering, shoe shining, janitorial services, floor polishing and other similar services and concessions to Tenant, and only at hours and under regulations fixed by Landlord.

5. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time leave, place or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors, stairways or passageways of the Property.

6. Landlord shall have the right to prohibit any advertising by Tenant which includes the picture, name or address of the Property and which, in Landlord’s opinion, tends to impair the reputation of the Property or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

7. Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Property except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed without Landlord’s written consent may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on corridor doors shall conform to the building standard prescribed by Landlord. No trademark shall be displayed in any event.

8. Canvassing, soliciting or peddling in the Building and/or Property is prohibited, and Tenant shall cooperate to prevent same.

9. Landlord shall have the right to exclude any person from the Property other than during customary business hours as set forth in the Lease, and any person in the Property will be subject to identification by employees and agents of Landlord. All persons in or entering the Property shall be required to comply with the security policies of the Property. If Tenant desires any additional security service for the Premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant’s sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Property of any person. In case of invasion, mob, riot or public excitement, the Landlord reserves the right to prevent access to the Property during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Property and property or persons therein.

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10. Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Premises. Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings equipment or any other physical portion of the Building.

11. Tenant shall not do any cooking (other than warming in a microwave oven) or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverages to its employees or to others, or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord. Tenant may, however, operate a coffee bar by and for its employees.

12. Tenant shall not bring or permit to be brought or kept in or on the Premises or the Property any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property by reason of light, radiation, magnetism, noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Property.

13. Except for the installation of pictures and standard office equipment and decoration within the Premises, Tenant shall not mark, paint, drill into, or in any way deface any part of the Property or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except as otherwise provided herein or with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

14. No additional locks or bolts of any kind shall be placed on any door in the Property or the Premises and no lock on any door therein shall be changed or altered in any respect. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, on Tenant’s request and at Tenant’s expense, provide additional duplicate keys. Tenant shall not make duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease, and Tenant shall give to Landlord explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use. Landlord agrees to furnish to Tenant, at Landlord’s expense, two (2) CardKeys for access to the Building during such times as the Building is not open to the public. Upon written request from Tenant, or other parties authorized by Tenant, Landlord will furnish additional CardKeys to Tenant at Tenant’s expense. Should any CardKeys be lost or stolen, Tenant will immediately notify Landlord and Landlord will issue replacement CardKeys with a different computer code number. Such replacement CardKeys will be at Tenant’s expense.

15. Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation or accident in the Premises or in the Property or of defects therein or in any fixtures or equipment, or of any known emergency in the Property.

16. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord’s prior permission.

17. Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor’s or dentist’s office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

18. Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location in the Premises.

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19. The requirements of Tenant under the Lease will be attended to only after notice to Landlord at the Building or at such other address as may be designated by Landlord in the Lease. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Property or to the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Property shall be placed and maintained by Tenant, at Tenant’s expense in settings of cork, rubber, spring type, or other vibration eliminators sufficient to eliminate noise or vibration.

21. No awning, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant.

22. Tenant shall not place, install or operate within the Premises or any other part of the Property any engine, stove, or non-office machinery, or conduct mechanical operations therein, without the written consent of Landlord.

23. No portion of the Premises or any part of the Property shall at any time be used or occupied as sleeping or lodging quarters.

24. Tenant shall at all times keep the Premises neat and orderly.

25. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

26. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Property.

27. Tenant shall use no other method of heating or cooling the Premises than that supplied by Landlord.

28. Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

29. Except for Seeing Eye or hearing ear dogs, no animals, birds or fish shall be brought to or kept in or about the Property.

30. Smoking of any kind (cigarette, pipe, etc) is strictly prohibited within the Premises, Building, Common Areas (to include, but not limited to, lobbies, corridors, restrooms, elevators, stairwells, and garage) and any other areas not specifically designated as a Smoking Area by Landlord. Tenant hereby agrees that violation of this smoking prohibition by Tenant, Tenant’s employees, agents, visitors or invitees (individually and collectively, “Tenant Party”) shall be subject to a fine in the amount of One Hundred and No/100 Dollars ($100.00.) for the first violation by a Tenant Party and Two Hundred Fifty and No/100 Dollars for each subsequent violation by a Tenant Party, whether or not the violation involves the same Tenant Party or a different Tenant Party. Repeated violations of this rule shall, at Landlord’s discretion, constitute a default under this Lease.

31. Landlord shall have the right to install such devices within the Premises and elsewhere in the Building and on the Property as Landlord deems advisable to decrease consumption of utilities and waste on the Property, and Tenant shall cooperate with Landlord in the installation and use thereof. Landlord may establish such

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recycling programs as it deems advisable in its sole discretion and guidelines for the same. Landlord may forbid or restrict the use of certain supplies by Tenant if alternatives are readily available at a comparable cost which are more readily recyclable or otherwise reduce the carbon footprint of the Property. Tenant shall ensure that all occupants of the Premises diligently observe the recycling program and the guidelines for the same as well as reasonable restrictions on the use of certain supplies. Landlord reserves the right to impose penalties on Tenant for the repeated failure of any occupant of the Premises to participate in the recycling program and observe the guidelines for the same or the use of restricted supplies.

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EXHIBIT E

ACCEPTANCE OF PREMISES MEMORANDUM

[DRAFT ONLY]

This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the “Lease’) dated the                  day of             , 20     between COP-Spectrum Center, LLC (“Landlord”) and TC Loan Service LLC (“Tenant”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at: 5080 Spectrum Drive, Addison, Texas 75001 (the “Building”). Landlord and Tenant hereby agree that:

1.	Except for the Punch List Items (as shown on the attached Punch List), Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2.	The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and Tenant’s Improvements are satisfactory in all respects, except for the Punch List Items and are suitable for the permitted Use.

3.	The Commencement Date of the Lease is the day of , 20 . If the date the Commencement Date set forth in the Base Information on Page 1 of the Lease is different than the date set forth in the preceding sentence, then the Base Information on Page 1 of the Lease is hereby amended to be the Commencement Date set forth in the preceding sentence.

4.	The Expiration Date of the Lease is the day of , 20 . If the date set forth in the Base Information on Page 1 of the Lease is different than the date set forth in the preceding sentence, then the Expiration Date set forth in the Base Information on Page 1 of the Lease is hereby amended to be the Expiration Date set forth in the preceding sentence.

5.	Tenant acknowledges receipt of the current Rules and Regulations for the Building.

6.	Tenant represents to Landlord that Tenant has applied for a Certificate of Occupancy covering the Premises, if required by any authorities issuing permits for the Tenant’s Improvements.

7.	All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this              day of             , 20     .

LANDLORD:

COP-Spectrum Center, LLC, a Texas limited liability company

By: Granite Properties, Inc, a Delaware corporation, its manager

By:
Name:
Title:

TENANT:

TC Loan Service LLC

By:
Name:
Title:

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EXHIBIT F

PARKING AGREEMENT

1. Throughout the original Term of this Lease, Landlord shall provide to Tenant a ratio of one garage parking space for every two hundred and fifty feet leased. This ratio shall initially not include any reserved Garage permits and shall include forty-seven (47) unreserved Garage parking permits in the Garage; however, Tenant shall be entitled to up to a total of five (5) reserved Garage permits (which reserved Garage permits shall be substituted for an equal number of unreserved Garage permits) upon written notice from Tenant to Landlord requesting such reserved Garage permits, and the number of available reserved and unreserved Garage permits shall be adjusted from time to time, as appropriate, based on any changes in the total rentable square footage of the Premises.

2. For each such parking permit, Tenant shall pay Landlord as monthly rent (“Parking Rent”) $75.00 per month for each reserved Garage parking permit and $0.00 per month for each unreserved Garage parking permit. Parking Rent for additional parking permits used by Tenant throughout the Term shall be the prevailing market rent for such reserved or unreserved parking permit.

3. The Parking Rent shall be payable in accordance with the policies established by Landlord (or its agent) from time to time for payment of Parking Rent in such Garage. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys’ fees and court costs) arising or alleged to arise out of Tenant’s use of any such parking spaces. Tenant shall have no further rights to (a) any parking permit not taken at the beginning of the original Term or (b) any parking permit taken at the beginning of the original Term and thereafter released by Tenant or terminated by Landlord for failure to pay Parking Rent or to comply with the other terms and conditions for the leasing of such parking permit imposed by Landlord. Upon the termination of this Lease, Tenant’s rights to the parking permits then being leased to Tenant hereunder shall terminate. In the event any of the above parking spaces are or become unavailable at any time or from time to time throughout the Term, whether due to casualty or any other cause, the Lease shall continue in full force and effect, and Tenant’s sole remedy shall be an abatement of rentals for those parking spaces rendered unavailable, which abatement shall continue until such time as said parking spaces, or substitutes therefor, again become available, it being expressly agreed and understood that Landlord shall have no duty to provide substitute parking spaces for those spaces rendered unavailable.

4. Tenant agrees to comply with all reasonable rules and regulations now or hereafter established by Landlord relating to the use of the Garage by contract parking patrons. A condition of any parking shall be compliance by the parking patron with Garage rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord may refuse to permit any person who violates the rules to park in the Garage, and any violation of the rules shall subject the car to removal.

RULES AND REGULATIONS

1.	Cars must be parked entirely within the stall lines painted on the floor.

2.	All directional signs and arrows must be observed.

3.	The speed limit shall be 5 miles per hour.

4.	Parking is prohibited:

(a)	in areas not striped for parking

(b)	in aisles

(c)	where “No Parking” signs are posted

(d)	in cross hatched areas

(e)	in such other areas as may be designated by Landlord or Landlord’s agent(s).

(f)	by tenants in Visitor, Delivery, Handicapped (except for handicapped tenants) or other specially designated parking areas

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5. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of the Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker.

6. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7. Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

8. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

9. All motorcycles/motorized bicycles are to be parked in the designated motorcycle area, and will be removed from the property if not in the designated area.

Failure to promptly pay the Parking Rent required hereunder, if any, or persistent failure on the part of Tenant or Tenant’s designated parkers to observe the rules and regulations above shall give Landlord the right to terminate Tenant’s right to use the Garage. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant’s right to quiet possession of the Premises.

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EXHIBIT G

CONTINUING LEASE GUARANTY

In consideration of the making of that certain Office Lease (the “Lease”) dated             , 2011, between COP-Spectrum Center, LLC (“Landlord”), and TC Loan Service LLC (“Tenant”) covering certain space in Spectrum Center located at 5080 Spectrum Drive, Addison, Texas, and for the purpose of inducing Landlord to enter into and make the Lease, the undersigned (or “Guarantor”) hereby unconditionally guarantees the full and prompt payment of Rent (as defined in the Lease) and all other sums required to be paid by Tenant under the Lease (including without limitation all Rent payable with respect to the initial leased Premises and all expansion space) (the “Guaranteed Payments”) and the full and faithful performance of all terms, conditions, covenants, obligations and agreements contained in the Lease on the Tenant’s part to be performed (the “Guaranteed Obligations”) and the undersigned further promises to pay all of Landlord’s costs and expenses (including reasonable attorneys’ fees) incurred in endeavoring to collect the Guaranteed Payments or to enforce the Guaranteed Obligations or incurred in enforcing this Guaranty as well as all damages which Landlord may suffer in consequence of any default or breach under the Lease or this Guaranty.

1. Landlord may at any time and from time to time, without notice to or consent by the undersigned, take any or all of the following actions without effecting or impairing the liability and obligations of the undersigned on this Guaranty:

(a) grant an extension or extensions of time for payment of any Guaranteed Payment or time for performance of any Guaranteed Obligation;

(b) grant an indulgence or indulgences in any Guaranteed Payment or in the performance of any Guaranteed Obligation;

(c) modify or amend the Lease or any term thereof or any obligation of Tenant arising thereunder;

(d) consent to any assignment or assignments, sublease or subleases and successive assignments or subleases by Tenant;

(e) consent to an extension or extensions of the term of the Lease;

(f) accept other guarantors; and/or

(g) release any person primarily or secondarily liable hereunder or under the Lease or under any other guaranty of the Lease.

2. The liability of the undersigned this Guaranty shall not be effected or impaired by any failure or delay by Landlord in enforcing any Guaranteed Payment or Guaranteed Obligation or this Guaranty or any security therefore or in exercising any right or power in respect thereto, or by any compromise, waiver, settlement, change, subordination, modification or disposition of any Guaranteed Payment or Guaranteed Obligation or of any security therefore. In order to hold the Guarantor liable hereunder, there shall be no obligation on the part of Landlord, at any time, to resort for payment to Tenant or to any other guaranty or to any security or other rights and remedies, and Landlord shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or actions are pending or being taken, seeking resort to, or realization upon or from any of the foregoing.

3. The undersigned waives all diligence in collection or in protection of any security, presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Guaranty, notice of any extensions granted or other action taken in reliance hereon and all-demands and notices of any kind in connection with this Guaranty or any Guaranteed Payment or Guaranteed Obligation.

4. The undersigned hereby acknowledges full and complete notice and knowledge of all the terms, conditions, covenants, obligations and agreements of the Lease.

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5. The payment by the undersigned of any amount pursuant to this Guaranty shall not in any way entitle the undersigned to any right, title or interest (whether by subrogation or otherwise) of Tenant under the Lease or to any security being held for any Guaranteed Payment or Guaranteed Obligation.

6. This Guaranty shall be continuing, absolute and unconditional and remain in full force and effect until all Guaranteed payments are made, all Guaranteed Obligations are performed and all obligations of the undersigned under this Guaranty are fulfilled.

7. This Guaranty also shall bind the heirs, personal representatives, successors and assigns of the undersigned and shall inure to the benefit of Landlord, its successors and assigns.

8. This Guaranty shall be construed according to the laws of the State of Texas and shall be performed in the county in the first paragraph of this Guaranty. The situs for the resolutions (including any judicial proceedings) of any disputes arising under or relating to this Guaranty shall be the county referenced in the first paragraph of this Guaranty.

9. If this Guaranty is executed by more than one (1) person, all singular nouns and verbs herein relating to the undersigned shall include the plural number, the obligations of the several guarantors shall be joint and several and Landlord may enforce this Guaranty against any one (1) or more guarantors without joinder of any other guarantor hereunder.

10. Landlord and the undersigned intend and believe that each provision of this Guaranty comports with all applicable law. However, if any provision of this Guaranty is found by a court to be invalid for any reason, the remainder of this Guaranty shall continue in full force and effect and the invalid provision shall be construed as if it were not contained herein.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty to Landlord in Fort Worth, Tarrant County, Texas this 7th day of November, 2011.

Address:	GUARANTOR:

THINK FINANCE, INC.

4150 International Plaza	By:	/s/ Chris Lutes
Suite #100	Name:	Chris Lutes
Fort Worth, TX 76109	Title:	CFO

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RIDER 1

RENEWAL OPTION

1.	If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below), (i) Tenant is not in default under this Lease, (ii) Tenant then occupies and the Premises then consist of at least all the original Premises and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease for one (1) additional term of five (5) years (“Renewal Term”) upon the same terms and conditions contained in this Lease with the exceptions that the rental for the Renewal Term shall be the “Renewal Rental Rate”. The Renewal Rental Rate is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent and Additional Rent) payable by renewal tenants having a credit standing substantially similar to that of Tenant, for properties of equivalent quality, size, utility and location as the Premises, including any additions thereto, located within the area described below and leased for a renewal term approximately equal to the Renewal Term. The Renewal Rental Rate will take into consideration all prevailing tenant inducements and Landlord concessions then being offered in the market place in determining the Renewal Rental Rate.

2.	If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least twelve (12) months prior to the Expiration Date. Landlord shall, within the next sixty (60) days, notify Tenant in writing of Landlord’s determination of the Renewal Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord’s determination of the Renewal Rental Rate, notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant’s acceptance of Landlord’s determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent or other mutually ageed upon terms in accordance with this Rider. If (x) Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s determination of the Renewal Rental Rate or (y) Tenant does not notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Renewal Rental Rate within such twenty (20) day period, this Lease shall end on the Expiration Date and Landlord shall have no further obligations or liability hereunder.

3.	The area with respect to which the Renewal Rental Rate will be determined is Far North Dallas, Texas.

4.

If Landlord and Tenant do not agree upon the Renewal Rental Rate, the Renewal Rental Rate will be determined in accordance with this Section 4. Tenant will give Landlord written notice requiring a determination in accordance with this Section 4 and will identify an appraiser selected by Tenant. Landlord shall give notice to the Tenant within fifteen (15) days after receipt of Tenant’s notice identifying an appraiser selected by Landlord. The two appraisers shall, within fifteen (15) days after the selection of the second, agree to a third appraiser. If the two appraisers are unable to agree upon a third appraiser, either Landlord or Tenant may petition the applicable district court having jurisdiction over the Premises for the appointment of the third appraiser. The three appraisers shall each, within thirty (30) days after the appointment of the third appraiser, simultaneously deliver to Landlord and Tenant their expert opinions of the Renewal Rental Rate in question. The Renewal Rental Rate shall be the average of the three appraisals unless one appraisal is more than ten percent (10%) greater or lesser than the average of the other two appraisals, in which case that appraisal shall be disregarded, and the average of the remaining appraisals shall be the Renewal Rental Rate. If, however, all three appraisals are more than ten percent (10%) different from each other, then the average of all three appraisals shall be the Renewal Rental Rate. Each of Landlord and Tenant shall have the right within fifteen (15) days after the appointment of the third appraiser to submit written materials to the appraisers and the other party not in excess of fifteen (15) pages in length and may submit a reply of not more than five (5) pages within five (5) days after receipt of the other party’s submission. There shall be no hearings or other contact between the appraisers and the parties hereto. Each party shall pay the cost of the appraiser selected by it and one half of the cost of the third appraiser. All appraisers shall be disinterested and shall have the designation, MAI, SRA or equivalent and shall have not less than five years experience appraising lease rents in the business market wherein the

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Project is located. The appraisers may, but need not, present formal written appraisals supporting their opinion but shall in any event certify that the report was conducted in accordance with professional standards. The decision of this appraisal process shall be binding upon the parties and shall not be subject to appeal to a court or other body except based upon fraud.

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RIDER 2

CAP ON CERTAIN OPERATING EXPENSES

For the purpose of determining Additional Rent, Operating Expenses (exclusive of the Non-Capped Operating Expenses, as hereinafter defined) for any calendar year shall not be increased over the amount of Operating Expenses (exclusive of Non-Capped Operating Expenses) during the calendar year in which the term of this Lease commences by more than six percent (6%) per year . It is understood and agreed that there shall be no cap on Non-Capped Operating Expenses, which are hereby defined to mean all Utility Expenses, Real Estate Taxes and Insurance Premiums.

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RIDER 3

TENANT’S RIGHT OF FIRST REFUSAL

A.	Landlord will not lease remaining space available in Suite 200W to other prospects for twelve (12) months following Commencement Date. Such Right of First Refusal Space can be added to the original Premises provided such expansion occurs within the initial twelve (12) months of the Lease on the same terms and conditions as the initial Lease except for a pro-rata reduction in the Tenant Improvement Allowance and Tenant will begin paying the same rate per square foot rental at time of expansion.

B.	After the date that is twelve (12) months following the Commencement Date and prior to leasing any of the area described on Schedule A attached to this Rider (“Right of First Refusal Space” or “Refusal Space”), Landlord shall deliver to Tenant a written statement (“Statement”) which shall reflect Landlord’s and the prospective tenant’s agreement with respect to rent, term, finish allowances, tenant inducements and the description of the applicable Right of First Refusal Space. Tenant shall have five (5) business days after receipt of the Statement within which to notify Landlord in writing that it desires to lease the applicable Right of First Refusal Space upon the terms and conditions contained in the Statement. Failure by Tenant to notify Landlord within such five (5) business day period shall be deemed an election by Tenant not to lease the applicable Right of First Refusal Space and Landlord shall have the right to lease such space to the proposed tenant upon substantially the same terms and conditions contained in the Statement.

C.	Tenant’s rights are conditioned upon Tenant not being in default under this Lease. Any subletting or assignment, other than to an affiliate of Tenant, shall terminate Tenant’s rights contained herein.

D.	If Tenant exercises Tenant’s option to lease the Subject ROFR Space, Tenant and Landlord will enter into a mutually acceptable amendment to this Lease upon the business terms and conditions contained in the Statement (except as otherwise provided above). If Tenant elects, or is deemed to have elected not to exercise such option, or if Landlord and Tenant fail to agree upon a mutually acceptable amendment with respect to such space within ten (10) days after receipt by Landlord of Tenant’s exercise of such option, Tenant’s rights under this Rider shall be null and void and of no further force or effect

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SCHEDULE A

RIGHT OF FIRST REFUSAL SPACE

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RIDER 4

TERMINATION OPTION

Tenant (so long as Tenant is not then in default hereunder) shall have the one-time right to terminate this Lease effective as of the end of the thirty-ninth (39th) month next following the Commencement Date of this Lease or Amendment (“Termination Date”) by delivery of a written termination notice (“Termination Notice”) to Landlord at least six (6) months prior to the Termination Date. In the event of any such termination, Tenant shall pay to Landlord one-half (1/2) of the Termination Fee (defined below) within ten (10) days after Tenant’s receipt of the Calculation Statement (as hereafter defined) and the remaining one-half (1/2) of the Termination Fee upon the actual date of the termination. In the event that Tenant exercises the right of termination by delivery of the Termination Notice, the termination fee (the “Termination Fee”), payable by Tenant to Landlord, shall be equal to the sum of (i) an amount equal to two (2) months of the then Basic Rent, plus (ii) the unamortized portion of (x) all improvements to the Premises (both initial space and any subsequent expansion space) paid for by Landlord, (y) all leasing and brokerage commissions and expenses relating to this Lease paid for by Landlord (including the initial Premises and any subsequent Refusal Space), and (z) all design, construction, management and space planning fees and expenses relating to the construction or improvement of the Premises (and any subsequent expansion space) paid for by Landlord (the sum of the costs described in items (x), (y) and (z) above being referred to as the “Total Costs”),. The unamortized portion of the Total Costs shall be the balance of the Total Costs remaining to be amortized as of the Termination Date with the amortization period beginning on the Commencement Date and ending on the Termination Date. Such amortization shall be calculated using the even payment method at an interest rate equal to Ten percent (10%) per annum, all such payments having been assumed to be made through the Termination Date. Within thirty (30) days after the delivery of the Termination Notice, Landlord prepare and deliver to Tenant Landlord’s calculation of the Termination Fee (“Calculation Statement”), which shall be final and binding, absent manifest error. Failure of Tenant to give timely notice as required or to pay the Termination Fee, as noted ABOVE, within the respective time periods set forth herein, shall render this Rider, and the rights contained herein, null and void and of no further force or effect. Additionally, Tenant agrees to fully and faithfully perform all of its obligations under the Lease for the period commencing upon receipt of the Termination Notice and ending on the Termination Date.

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AMENDMENT TO OFFICE LEASE

STATE OF TEXAS         )

                                            )

COUNTY OF DALLAS  )

THIS AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 8th day of November, 2012 (the “Amendment Date”), by and between COP-SPECTRUM CENTER, LLC (“Landlord”) as landlord and TC LOAN SERVICE LLC (“Tenant”), as tenant.

WITNESSETH:

A. Landlord and Tenant heretofore executed that certain Office Lease (the “Office Lease”) dated November 8, 2011, relating to approximately 14,977 rentable square feet of space (the “Premises”) in Suite 200W at the building (the “Building”) located at 5080 Spectrum Drive, Addison, Texas, commonly referred to as “Spectrum Center” (the “Lease”). Terms defined in the Lease, when used herein, shall have the same meanings as are ascribed to them in the Lease, except as otherwise defined herein.

B. Tenant has heretofore exercised its option to lease the Refusal Space in accordance with Rider 3 to the Lease; accordingly, the Premises shall be expanded to add an additional 10,371 rentable square feet of space.

C. Landlord and Tenant now desire to amend the Lease as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the respective parties hereto, Landlord and Tenant do hereby agree that the Lease is and shall be amended as follows:

1.	Expansion of the Premises. Section 4.b. of the Basic Office Lease Information of the Lease (the “BOLI”) is hereby amended to provide that, as of substantial completion of the Tenant Improvements but in no event later than April 1, 2013 {the “Expansion Date”), the Refusal Space shall be added to and become part of the Premises, such that the Premises shall be expanded by approximately 10,371 rentable square feet of space (the “Expansion Space”) and the Premises Rentable Area shall be increased to equal a total of 25,348 rentable square feet. Effective as of the Expansion Date, the Premises shall be as described on Exhibit B attached hereto, which Exhibit B shall be deemed for all purposes to be substituted for, and inserted into the Lease in place of, the Exhibit B currently attached to the Lease.

2.	Basic Rent. Section 5 of the BOLI is hereby amended to provide that, as of the Expansion Date, the Basic Monthly Rent amount for the remainder of the Term shall be as follows:

Period	Annual Rate Per Square Foot*	Basic Monthly Rent*
Expansion Date - 8/31/13	[****]	[****]
9/1/13 - 8/31/14	[****]	[****]
9/1/14 - 8/31/15	[****]	[****]
9/1/15 - 8/31/16	[****]	[****]
9/1/16 - 8/31/17	[****]	[****]

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*	Tenant’s obligation to pay Basic Monthly Rent shall be in addition to Tenant’s obligation to pay Additional Rent.

3.	Tenant’s Pro Rata Share. Section 6 of the BOLI is hereby amended to provide that, as of the Expansion Date, Tenant’s Share shall be 4.24%.

4.	Parking Agreement. As of the Expansion Date, Section 15 of the BOLI and Paragraph I of the Parking Agreement attached to the Lease as Exhibit F shall be deemed amended to delete the reference to forty-seven (47) unreserved Garage permits and instead provide that Landlord shall provide to Tenant one hundred and one (101) unreserved Garage parking permits. Tenant shall be entitled to up to a total of five (5) reserved Garage permits (which reserved permits shall be substituted for an equal number of unreserved Garage permits) upon written notice from Tenant to Landlord requesting such permits.

5.	Tenant’s Improvements. Landlord shall cause certain improvements to be constructed to the Expansion Space in accordance with and subject to the terms and provisions of Exhibit C-1 attached hereto. Tenant hereby confirms that all prior obligations of Landlord to construct improvements to the Premises have been satisfied, such that Landlord has no obligation to construct improvements to the Expansion Space or any other part of the Premises, except as set forth on Exhibit C-1 attached hereto.

6.	Tenant’s Right of First Refusal. Rider 3 to the Lease is hereby deleted in its entirety and shall hereafter be of no further force or effect.

7.	Broker’s Commissions. Landlord agrees to pay a broker’s commission to UGL Services - Equis Operations (“Broker”) in connection with this Amendment pursuant to a separate written agreement. Except for the commission payable to Broker, Landlord and Tenant hereby represent and warrant to the other that no commissions or other similar fees are owed with respect to the transaction described in this Amendment, and Landlord and Tenant hereby agree to indemnify and hold the other harmless from and against any claim for a broker’s commission or fee arising by, through or under the indemnifying party.

8.

Estoppel; Ratification; Counterparts. Tenant represents and warrants to Land lord that, as of the Amendment Date: (i) no default, event of default, or breach by Tenant or Landlord exists under the Lease, and all obligations and conditions under the Lease have been performed to date by Tenant or Land lord, as applicable, and have been satisfied free of defenses and setoffs; (ii) no facts or circumstances exist that, with the passage of time, the giving of notice, or both, will or could constitute a default, event of default, or breach by Tenant or Landlord under the Lease; (iii) Tenant is the current owner and holder of all rights, obligations, titles and interests of Tenant under the Lease; (iv) Tenant’s rights, obligations, titles and interests in the Lease have not been assigned, transferred, mortgaged or otherwise hypothecated to any party; and (v) the Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, changed,

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altered, amended or supplemented in any respect, except as set forth in this Amendment. All other terms and conditions of the Lease are hereby ratified and confirmed to the extent not inconsistent with the terms set forth in this Amendment, and such terms and conditions shall be and remain in full force and effect. This Amendment may be executed in any number of counterparts, any one of which shall constitute an original and al! of which shall constitute but one instrument.

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EXECUTED by Landlord and Tenant as of the date first written herein above.

LANDLORD
COP-SPECTRUM CENTER, LLC

By: Granite Properties, Inc., manager

By:	/s/ Robert Jimenez
Name:	Robert Jimenez
Title:	Director of Leasing
TENANT:
TC LOAN SERVICE LLC

By:	/s/ Chris Lutes
Name:	Chris Lutes
Title:	CFO

JOINDER BY GUARANTOR

Think Finance, Inc. (“Guarantor”), the guarantor of the Lease pursuant to the terms of that certain Continuing Lease Guaranty (the “Guaranty”) dated November 7, 2011 , executed by Guarantor with respect to the Lease, hereby joins in the execution of this Amendment to confirm Guarantor’s approval of this Amendment, and to further confirm that the Guaranty and Guarantor’s obligations under the Guaranty include the unconditional guaranty of the full and prompt payment and performance of all of the obligations of Tenant under the Lease, as the Lease has been amended by this Amendment. Guarantor hereby ratifies the Guaranty and acknowledges and confirms that the Guaranty is and shall be and remain in full force and effect.

GUARANTOR:
THINK FINANCE, INC.

By:	/s/ Chris Lutes
Name:	Chris Lutes
Title:	CFO

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EXHIBIT C-1

WORK LETTER

1.	Plans.

1.1	Space Plan. Landlord’s designated space planner, at Tenant’s expense which shall be deducted from the Finish Allowance (as hereinafter defined) shall prepare and deliver to Tenant a space plan for the Expansion Space showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the Expansion Space. Tenant will at all times cooperate with Landlord’s space planner, furnishing all reasonable information and material concerning Tenant’s organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the Disability Acts), equipment, inventory, etc., necessary for the space planner to efficiently and expeditiously arrive at an acceptable layout of the Expansion Space. Tenant will approve or disapprove in writing the space plan within three (3) business days after receipt from Landlord and, if disapproved, Tenant shall provide Landlord and Landlord’s space planner with specific reasons for disapproval. After Tenant’s disapproval, Landlord shall, within three (3) business days, provide a revised space plan. If Tenant fails to approve or disapprove the space plan on or before the end of such three (3) business day period, Tenant shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Tenant has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the “Space Plan”).

1.2	Design and Color Scheme. Within five (5) days after approval of the Space Plan by Tenant and Landlord, Tenant and its representatives shall meet with Landlord’s space planner and engineer, to arrive at an acceptable design of and color scheme for the Expansion Space (such design and color scheme, when approved by Landlord and Tenant, is herein referred to as the “Design and Color Scheme”) and an acceptable product specification list for all materials, products, finishes and work that Tenant desires to use that are not Building Standard (such product specification list, when approved by Landlord and Tenant, is herein referred to as the “Above Standard Product Specification List”). For purposes hereof, the term “Building Standard” (herein so called) shall mean those certain component elements utilized in the design and construction of improvements in the Building that have been pre-selected by Landlord to ensure uniformity of quality, function and appearance throughout the Building (which elements may include, but are not limited to, ceiling systems, doors, hardware, walls, floor coverings, finishes, window coverings, light fixtures and HVAC components). The Design and Color Scheme shall, in Landlord’s reasonable judgment, (i) conform to the design criteria from time to time established by Landlord for the Building and (ii) be compatible with the design and colors of existing finished space in the Building. The Above Standard Product Specification List shall in all events be acceptable to Landlord and delays in construction of Tenant’s Improvements caused by the specification of a material, product, finish or type of work included in the Above Standard Product Specification List shall constitute Tenant Delay or Landlord Delay.

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1.3	Compliance with Disability Acts. Tenant shall promptly provide Landlord and Landlord’s space planner and/or architect, as applicable, with all information needed to cause the construction of Tenant’s Improvements to be completed such that Tenant, the Expansion Space and Tenant’s Improvements (as constructed) will be in compliance with the Disability Acts.

1.4	Construction Plans. On or before ten (10) days after approval of the Space Plan, the Design and Color Scheme and the Above Standard Product Specification List by Landlord and Tenant, Landlord’s space planner and engineer, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the “Construction Plans”) for all of Tenant’s Improvements requested pursuant to the Space Plan, the Design and Color Scheme and the Above Standard Product Specification List (all improvements required by the Construction Plans are herein called, “Tenant’s Improvements”), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building Standard heating, ventilation and air conditioning equipment and controls. The cost of producing the Space Plans and Construction Plans shall not exceed $1.10 per usable square foot. Within three (3) business days after Construction Plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and, if disapproved, Tenant shall provide Landlord and Landlord’s space planner and engineer specific reasons for disapproval. After Tenant’s disapproval, Landlord shall within three (3) business days provide a revised Construction Plan. The foregoing process shall continue until the Construction Plans are approved by Tenant; provided that if Tenant fails to respond in any three (3) business day period, Tenant shall be deemed to have approved the last submitted construction plans. Each day thereafter that the Construction Plans are not approved by Tenant shall constitute one (1) day of Tenant Delay or Landlord Delay.

1.5	Changes to Approved Plans. If any redrawing or re-drafting of either the Space plan, the Design and Color Scheme, the Above Standard Product Specification List or the Construction Plans is necessitated by Tenant’s requested changes (all of which shall be subject to Landlord’s approval), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

1.6	Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord’s space planner or any other planner or designer, it shall be Tenant’s responsibility to cause necessary coordination of its agents’ efforts with Landlord’s agents to ensure that no delays are caused to either the planning or construction of the Tenant’s Improvements.

2.	Construction and Costs of Tenant’s Improvements

2.1	Construction Obligation and Finish Allowance. The condition of the Expansion Space prior to construction of Tenant Improvements shall be in “as is” condition. Any existing

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improvements, including the card reader(s) may be reused by Tenant for the purpose of completing Tenant’s Improvements. Landlord agrees to obtain no less than three (3) different competitive bids from mutually approved general contractors to construct Tenant’s Improvements, at Tenant’s cost and expense; provided, however, Landlord shall provide Tenant with an allowance up to $22.95 per rentable square foot (i.e., 56/61 x $25.00/RSF, $22.95 will be provided as of January I, 2013 and will reduce by $.41/SF for each additional month until Expansion Date) (“Finish Allowance”), which Finish Allowance shall be for Tenant’s Improvements only and which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid by the Landlord to the general contractor engaged by the Landlord to construct Tenant’s Improvements (the “Contract Sum”), (ii) the fees of the preparer of the Construction Plans and (iii) payment of the Construction Management Fee (hereinafter defined). Upon completion of Tenant’s Improvements and in consideration of Landlord administering the construction of Tenant’s Improvements, Tenant agrees to pay Landlord a fee equal to two percent (2%) of the Contract Sum to construct Tenant’s Improvements (“Construction Management Fee”) (the foregoing costs are collectively referred to as the “Permitted Costs”). Up to $4.60/R8F of the Finish Allowance (i.e. 56/61 x $4.60/RSF, $4.60 may be used as of January I, 2013 and will reduce by $.08/SF for each additional month until Expansion Date ) may be used by Tenant as a rental credit or applied to other expenses incurred by Tenant such as signage costs, engineering and professional fees, moving or cabling expenses and said costs or fees shall be reimbursed by Landlord to Tenant within thirty (30) days of submission in writing of evidence of said costs or fees by Tenant to Landlord.

2.2	Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs (“Excess Costs”), provided, however, Landlord will, prior to the commencement of construction of Tenant’s Improvements, advise Tenant of the Excess Costs, if any, and the Contract Sum. Tenant shall have two (2) business days from and after the receipt of such advice within which to approve or disapprove the Contract Sum and Excess Costs. If Tenant fails to approve same by the expiration of the fourth such business day, then Tenant shall be deemed to have approved the proposed Contract Sum and Excess Costs. If Tenant disapproves the Contract Sum and Excess Costs within such two (2) business day period, then Tenant shall either reduce the scope of Tenant’s Improvements such that there shall be no Excess Costs or, at Tenant’s option, Landlord shall obtain two (2) additional bids, provided that each day beyond a four (4) business day period and until the rebid is accepted by Tenant shall constitute a Tenant Delay hereunder. Subject to the last sentence of this subsection, the foregoing process shall continue until a Contract Sum and resulting Excess Costs, if any, are accepted or deemed accepted by Tenant. Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Tenant’s Improvements in writing prior to the commencement of construction.

2.3

Liens Arising from Excess Costs. Tenant agrees to keep the Expansion Space free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in

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addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate equal to the lesser of the maximum lawful rate or eighteen percent (18%) per annum from the date of payment by Landlord until the date paid by Tenant.

2.4	Construction Deposit. Tenant shall remit to Landlord an amount (“Prepayment”) equal to the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. On or prior to the Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Work Letter shall be considered Rent under the terms of the Lease and nonpayment shall constitute a Default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

3.	Delays. Delays in the completion of construction of Tenant’s Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant or Tenant’s Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant’s Contractors shall constitute “Tenant Delays” (herein so called). Any delays in the Substantial Completion of Tenant’s Improvements actually and directly caused by Landlord shall be “Landlord’s Delays”. In the event that Tenant’s Improvements are not Substantially Complete by the Expansion Date as set forth in Section I of this Amendment, then the Expansion Date shall be amended to be the Adjusted Expansion Date (hereinafter defined). The Adjusted Expansion Date shall be the date Tenant’s Improvements are Substantially Complete, adjusted backward, however, by one (1) day for each day of Tenant Delays, or forward one (1) day for each Landlord Delay, if any. The foregoing adjustment in the Expansion Date shall be Tenant’s sole and exclusive remedy in the event Tenant’s Improvements are not Substantially Complete by the initial Expansion Date set forth in Section 1 of this Amendment. In the event Tenant’s Improvements are not substantially complete within sixty (60) days of the intended Expansion Date for reasons other than Tenant Delays, then Tenant shall have the right to terminate this Amendment by written notice to Landlord, unless Landlord is able to Substantially Complete Tenant’s Improvements within fifteen (15) days of receipt of Tenant’s written notice.

4.

Substantial Completion and Punch List. The terms “Substantial Completion” and “Substantially Complete” as applicable, shall mean when Tenant’s Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Expansion Space for the Permitted Use. When Landlord considers Tenant’s Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Expansion Space and identify any necessary touch-up work repairs and minor completion items as are necessary for final

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completion of Tenant’s Improvements. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his agreement on the Punch List Items. Landlord will use reasonable efforts to cause the contractor to complete all Punch List Items within thirty (30) days after Landlord’s and Tenant’s agreement thereon.

5.	Tenant’s Contractors. If Tenant should desire to enter the Expansion Space or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry upon, and subject to, the following terms and conditions:

(a)	Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

(b)	Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Expansion Space (collectively, “Tenant’s Contractors”), shall work in harmony with and do not in any way disturb or interfere with Landlord’s space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, “Landlord’s Contractors”), it being understood and agreed that if entry of Tenant or Tenant’s Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord’s Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant’s Contractors causing such disturbance; and

(c)	Tenant, Tenant’s Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker’s Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

Landlord shall not be liable for any injury, loss or damage to any of Tenant’s installations or decorations made prior to the Expansion Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord’s Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Expansion Space by or on behalf of Tenant (but excluding work performed by Landlord or Landlord’s Contractors). Landlord is not responsible for the function and maintenance of Tenant’s Improvements which are different than Landlord’s standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant’s Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

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SECOND AMENDMENT TO OFFICE LEASE

STATE OF TEXAS	)

)

COUNTY OF DALLAS	)

THIS AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 26th day of November, 2012 (the “Amendment Date”), by and between COP-SPECTRUM CENTER, LLC (“Landlord”) as landlord and TC LOAN SERVICE LLC (“Tenant”), as tenant.

WITNESSETH:

A.	Landlord and Tenant heretofore executed that certain Office Lease (the “Office Lease”) dated November 8, 2011, relating to approximately 14,977 rentable square feet of space (the “Premises”) in Suite 200W at the building (the “Building”) located at 5080 Spectrum Drive, Addison, Texas, commonly referred to as “Spectrum Center”; as amended by the Amendment to Office Lease dated November 8, 2012 (hereinafter referred to as the “Lease Agreement” or “Lease”). Terms defined in the Lease, when used herein, shall have the same meanings as are ascribed to them in the Lease, except as otherwise defined herein.

B.	Landlord and Tenant now desire to amend the Lease as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the respective parties hereto, Landlord and Tenant do hereby agree that the Lease is and shall be amended as follows:

Modifications. Effective upon the execution of this Amendment, the Lease is hereby amended as follows:

1.	Term. Section 8 of the Basic Office Lease Information of the Lease (the “BOLI”) shall be extended for a period of twelve (12) months and the Lease shall be amended to expire August 31, 2018 (“Expiration Date”).

2.	Basic Rent. Section 5 of the BOLI is hereby amended to include the following Rent schedule:

Period	Annual Rate Per Square Foot*	Basic Monthly Rent*
9/1/17 - 8/31/18	[****]	[	****]

*	Tenant’s obligation to pay Basic Monthly Rent shall be in addition to Tenant’s obligation to pay Additional Rent.

3.	Tenant’s Improvements. Tenant shall accept the Premises in its current “as is” condition; however, Tenant may use the Finish Allowance provided in the First Amendment to demo the corridor on the 2nd floor. Landlord shall be responsible for replacing the corridor when Tenant vacates the Premises.

4.	Broker’s Commissions. Landlord agrees to pay a broker’s commission to UGL Services - Equis Operations (“Broker”) in connection with this Amendment pursuant to a separate

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written agreement. Except for the commission payable to Broker, Landlord and Tenant hereby represent and warrant to the other that no commissions or other similar fees are owed with respect to the transaction described in this Amendment, and Landlord and Tenant hereby agree to indemnify and hold the other harmless from and against any claim for a broker’s commission or fee arising by, through or under the indemnifying party.

5.	Estoppel; Ratification; Counterparts. Tenant represents and warrants to Landlord that, as of the Amendment Date: (i) no default, event of default, or breach by Tenant or Landlord exists under the Lease, and all obligations and conditions under the Lease have been performed to date by Tenant or Landlord, as applicable, and have been satisfied free of defenses and setoffs; (ii) no facts or circumstances exist that, with the passage of time, the giving of notice, or both, will or could constitute a default, event of default, or breach by Tenant or Landlord under the Lease; (iii) Tenant is the current owner and holder of all rights, obligations, titles and interests of Tenant under the Lease; (iv) Tenant’s rights, obligations, titles and interests in the Lease have not been assigned, transferred, mortgaged or otherwise hypothecated to any party; and (v) the Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, changed, altered, amended or supplemented in any respect, except as set forth in this Amendment. Al l other terms and conditions of the Lease are hereby ratified and confirmed to the extent not inconsistent with the terms set forth in this Amendment, and such terms and conditions shall be and remain in full force and effect. This Amendment may be executed in any number of counterparts, any one of which shall constitute an original and al l of which shall constitute but one instrument.

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EXECUTED by Landlord and Tenant as of the date first written herein above.

LANDLORD
COP-SPECTRUM CENTER, LLC

By: Granite Properties, Inc., manager

By:	/s/ Robert Jimenez
Name:	Robert Jimenez
Title:	Director of Leasing

TENANT:
TC LOAN SERVICE LLC

By:	/s/ Chris Lutes
Name:	Chris Lutes
Title:	CFO

JOINDER BY GUARANTOR

Think Finance, Inc. (“Guarantor”), the guarantor of the Lease pursuant to the terms of that certain Continuing Lease Guaranty (the “Guaranty”) dated November 7, 2011 , executed by Guarantor with respect to the Lease, hereby joins in the execution of this Amendment to confirm Guarantor’s approval of this Amendment, and to further confirm that the Guaranty and Guarantor’s obligations under the Guaranty include the unconditional guaranty of the full and prompt payment and performance of all of the obligations of Tenant under the Lease, as the Lease has been amended by this Amendment. Guarantor hereby ratifies the Guaranty and acknowledges and confirms that the Guaranty is and shall be and remain in full force and effect.

GUARANTOR:
THINK FINANCE, INC.

By:	/s/ Chris Lutes
Name:	Chris Lutes
Title:	CFO

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Schedule B

Subleased Premises

2nd Floor – 7,489 square feet

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